
                                                                     EXHIBIT 4.5

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                      DEBT SERVICE RESERVE LETTER OF CREDIT
                           AND REIMBURSEMENT AGREEMENT

                                      among

                               CE GENERATION, LLC,
                                   as Borrower

                                       and

                             THE BANKS NAMED HEREIN

                                       and

                           CREDIT SUISSE FIRST BOSTON,
                                    as Agent

                            dated as of March 2, 1999

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                                Table of Contents

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
ARTICLE I:   DEFINITIONS; CONSTRUCTION....................................................1
             SECTION 1.1  Definitions.....................................................1
             SECTION 1.2  Construction....................................................6

ARTICLE II:  DEBT SERVICE RESERVE LETTER OF CREDIT........................................7
             SECTION 2.1  Commitments.....................................................7
             SECTION 2.2  Amount and Term of Debt Service Reserve Letter of
             Credit.......................................................................7
             SECTION 2.3  Participations in Debt Service Reserve Letter of
             Credit.......................................................................9
             SECTION 2.4  Drawing and Reimbursement.......................................9
             SECTION 2.5  Fees...........................................................10
             SECTION 2.6  Interest.......................................................11
             SECTION 2.7  Repayment......................................................12
             SECTION 2.8  Prepayments....................................................13
             SECTION 2.9  Security.......................................................14
             SECTION 2.10  Payments......................................................14
             SECTION 2.11  Computation of Interest and Fees..............................15
             SECTION 2.12  Payments on Non-Business Days.................................15
             SECTION 2.13  Sharing of Payments, Etc......................................15
             SECTION 2.14  Evidence of Debt..............................................15
             SECTION 2.15  Increased Debt Service Reserve Letter of Credit
             Costs.......................................................................16
             SECTION 2.16  Capital Adequacy..............................................17
             SECTION 2.17  Taxes.........................................................17
             SECTION 2.18  Change of Law.................................................21
             SECTION 2.19  Non-Availability..............................................21
             SECTION 2.20  Assignments by Banks..........................................22
             SECTION 2.20A.  Mitigation Provision........................................22
             SECTION 2.21  Reduction in Commitments/Loans................................23
             SECTION 2.22  Right of Set-off..............................................23
             SECTION 2.23  Minimum Amounts...............................................24

ARTICLE III: CONDITIONS PRECEDENT........................................................24

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                                                                                        ----

             SECTION 3.1  Conditions Precedent to Issuance of Debt Service
             Reserve Letter of Credit....................................................24

ARTICLE IV:  REPRESENTATIONS AND WARRANTIES..............................................25
             SECTION 4.1  Representations and Warranties.................................25

ARTICLE V:   COVENANTS...................................................................26
             SECTION 5.1  Covenants......................................................26

ARTICLE VI:  DEFAULTS AND REMEDIES.......................................................27
             SECTION 6.1  Defaults and Remedies..........................................27

ARTICLE VII: CHARACTER OF OBLIGATIONS....................................................29
             SECTION 7.1  Obligations Absolute...........................................29
             SECTION 7.2  Limited Liability of Agent and Banks...........................30

ARTICLE VIII: THE AGENT..................................................................31
             SECTION 8.1  Authorization and Action.......................................31
             SECTION 8.2  Agent's Reliance, Etc..........................................32
             SECTION 8.3  Initial Bank and Affiliates....................................32
             SECTION 8.4  Bank Credit Decision...........................................32
             SECTION 8.5  Indemnification................................................33
             SECTION 8.6  Successor Agent................................................33
             SECTION 8.7  Collateral.....................................................34

ARTICLE IX:  MISCELLANEOUS...............................................................34
             SECTION 9.1  Amendments, Etc................................................34
             SECTION 9.2  Notices, Etc...................................................35
             SECTION 9.3  No Waiver; Remedies............................................35
             SECTION 9.4  Costs and Expenses.............................................35
             SECTION 9.5  Application of Moneys..........................................36
             SECTION 9.6  Severability...................................................36
             SECTION 9.7  Limitation of Liability........................................36
             SECTION 9.8  Binding Effect.................................................37
             SECTION 9.9  Assignments and Participations.................................37
             SECTION 9.10  Indemnification...............................................39
             SECTION 9.11  Governing Law.................................................40
             SECTION 9.12  Consent to Jurisdiction and Venue.............................40

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             SECTION 9.13  Headings......................................................41
             SECTION 9.14  Execution in Counterparts.....................................41
             SECTION 9.15  Waiver of Jury Trial..........................................41


Exhibit A    Form of Debt Service Reserve Letter of Credit
Exhibit B    Debt Service Reserve Letter of Credit Promissory Note
Exhibit C    Form of Commitment Transfer Supplement
Exhibit D    Reserve Bond Note

                      DEBT SERVICE RESERVE LETTER OF CREDIT
                           AND REIMBURSEMENT AGREEMENT

     This Debt Service Reserve Letter of Credit and Reimbursement Agreement (this "Agreement"), dated as of March 2, 1999, is entered into by and among (1) CE GENERATION, LLC, a Delaware limited liability company (the "Borrower"), (2) CREDIT SUISSE FIRST BOSTON (in its individual capacity, "Initial Bank"), (3) LEHMAN COMMERCIAL PAPER INC., as a Bank (as defined below), (4) each other bank or other entity that becomes a party hereto pursuant to Section 9.9 (collectively, the "Banks") and (5) CREDIT SUISSE FIRST BOSTON, as agent (in such capacity, together with its successors in such capacity, the "Agent") for the Banks.

     A. Pursuant to an Indenture dated as of March 2, 1999 (the "Indenture") between the Borrower and Chase Manhattan Bank and Trust Company, National Association, as trustee (in such capacity, together with its successors in such capacity, the "Trustee"), the Borrower has authorized the creation of issues of nonrecourse bonds, debentures, promissory notes and other evidences of indebted ness to be issued in one or more series (collectively, the "Securities"), the sale proceeds of which are to be advanced to the Borrower pursuant to the Indenture.

     B. The Borrower has requested that Initial Bank issue and the Banks participate in, and Initial Bank is willing to issue and the Banks are willing to participate in, the Debt Service Reserve Letter of Credit upon the terms and conditions hereinafter set forth.

                                    ARTICLE I

                            DEFINITIONS; CONSTRUCTION

     SECTION 1.1 Definitions. (a) Terms defined in the Indenture (in the form of such terms as they exist on the date of this Agreement and as they may hereafter be amended from time to time, but only to the extent that the incorporation of any such amendments into this Agreement has been consented to by the Required Banks in writing) have, unless the same are defined herein or the context otherwise requires, the same meaning when used herein (with appropriate substitutions including without limitation the following: (i) the word "Indenture" as it appears in the definition of Governmental Approvals shall be replaced by the words "this Agree-ment" and (ii) the word "Trustee" as it appears in the definition of Officers' Certificate shall be replaced by the word "Agent").

     (b) The following terms are used in this Agreement with the following respective meanings:

     "Adjusted Base Rate" means the higher of (i) the Federal Funds Rate plus .375% and (ii) the Prime Rate.

     "Adjusted Base Rate Loan" means a Loan bearing interest at the Adjusted Base Rate.

     "Business Day" means a day (other than a Saturday or Sunday) on which banks are open for business in New York, New York, and, in matters relating to the determination of a LIBOR Rate or Interest Period, a day on which the London interbank market deals in U.S. Dollar deposits.

     "Closing Date" means the date on which the conditions precedent set forth in Section 3.1 have been fulfilled.

     "Commitment" has the meaning set forth in Section 2.1.

     "Commitment Transfer Supplement" means a Commitment Transfer Supplement entered into by a Bank and another Person substantially in the form of Exhibit C.

     "Credit Documents" means this Agreement, the Notes and the Debt Service Reserve Letter of Credit.

     "DSR LOC Note Repayment Date" means, in respect of each Loan, the later of
(i) ten (10) years from the Closing Date or (ii) five (5) years from the date of the Drawing giving rise to such Loan.

     "Debt Service Reserve Letter of Credit" means a letter of credit substantially in the form of Exhibit A, issued or to be issued by the Initial Bank, or any letter of credit issued by the Initial Bank in replacement thereof.

     "Default" means an event that with the giving of any required notice and/or the lapse of any required time would constitute an Event of Default.

     "Depositary Bank" means Chase Manhattan Bank and Trust Company, National Association, as depositary bank under the Depositary Agreement or any successor thereto pursuant to the terms thereof.

     "Drawing" means a drawing under the Debt Service Reserve Letter of Credit.

     "Event of Default" has the meaning set forth in Section 6.1.

     "Excluded Taxes" has the meaning set forth in Section 2.17(a).

     "Expiration Date" means the earliest of (a) three hundred sixty-four (364) days from the Closing Date, or (b) the date on which the Debt Service Reserve Letter of Credit is terminated on the terms set forth herein.

     "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.

     "Final Maturity Date" means the latest Stated Maturity date of any series of Securities.

     "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Indemnified Party" has the meaning set forth in Section 9.10.

     "Indenture" has the meaning set forth in Recital A.

     "Interest Payment Date" means with respect to any (i) Debt Service Reserve LOC Loan, each June 15th and December 15th, or any other date as may be agreed from time to time by Borrower and Agent hereunder, commencing on the first such date after the applicable drawing, and any date on which interest on such Debt Service Reserve LOC Loan becomes due and payable at redemption, the final

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maturity date or declaration of acceleration, or otherwise, and (ii) Debt
Service Reserve Bond, each June 15th and December 15th, commencing on the first such date after the applicable conversion date, and any date on which interest on such Debt Service Reserve Bond becomes due and payable at redemption, the final maturity date or declaration of acceleration, or otherwise.

     "Interest Period" means, with respect to any Loan bearing interest at the LIBOR Rate, an interest period of one (1), two (2), three (3) or six (6) months (or, such other period as mutually agreed between the Borrower and the Agent); provided, however, that such Interest Period shall, in all events, end no later than the next Principal Payment Date to occur.

     "LIBOR Rate" means, for any Loan bearing interest at the LIBOR Rate, a rate per annum equal to the offered rate for deposits in United States dollars (in the approximate amount and having approximately the same maturity as the LIBOR Rate Loan to be made) which appears on the Reuters Screen LIBOR Page as of 11:00 a.m. (London time), two (2) Business Days prior to the first day of the Interest Period for such LIBOR Rate Loan, and in case of variations in rates, the arithmetic average thereof rounded upwards, if necessary, to the nearest 1/100 of 1%, calculated by the Agent.

     "LIBOR Rate Loan" means a Loan bearing interest at the LIBOR Rate.

     "Loan" has the meaning set forth in Section 2.4.

     "Mortgage Basis" means, in respect of each Reserve Bond, an amortization schedule which, taking into account the interest rate applicable to such Reserve Bond determined in accordance with Section 2.7(f) and assuming payments are made on Interest Payment Dates, results in levelized payment of the principal of and interest on such Reserve Bond to and including the maturity date applicable to such Reserve Bond determined in accordance with Section 2.7(f).

     "Note" has the meaning set forth in Section 2.14(a).

     "Obligations" means all of the obligations of the Borrower to the Banks and the Agent under this Agreement, the Notes and the Reserve Bonds, whether for principal (including reimbursement of amounts drawn under the Debt Service Reserve Letter of Credit), interest, fees, expenses, indemnification or otherwise.

     "Outstanding Amount" means an amount not in excess of $24,500,000 at any time as set forth on Schedule VI to the Indenture and as the same may be reduced, increased or reinstated from time to time in accordance with the terms and provisions hereof and of the Debt Service Reserve Letter of Credit.

     "Participant" has the meaning set forth in Section 9.9(b) .

     "Prime Rate" means the variable rate of interest per annum officially announced or published by the Agent from time to time as its "prime rate," such rate being set by the Agent as a general reference rate of interest, taking into account such factors as the Agent may deem appropriate, it being understood that many of the Agent's commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that the Agent may make various commercial or other loans at rates of interest having no relationship to such rate. For purposes of this Agreement, each change in the Prime Rate shall be effective as of the opening of business on the date announced as the effective date of the change in such "prime rate."

     "Principal Payment Date" means with respect to (i) any Debt Service Reserve LOC Loan, each June 15th and December 15th, or any other date as may be agreed from time to time by Borrower and Agent hereunder, commencing on the first such date after the applicable drawing, and the date on which all or a portion of the principal of such Debt Service Reserve LOC Loan becomes due and payable at redemption, the final maturity date or declaration of acceleration, or otherwise, and (ii) any Debt Service Reserve Bond, each June 15th and December 15th, commencing on the first such date after the applicable conversion date, and any date on which principal of such Debt Service Reserve Bond becomes due and payable at redemption, the final maturity date or declaration of acceleration, or otherwise.

     "Purchasing Bank" has the meaning set forth in Section 9.9(a).

     "Quarterly Date" has the meaning set forth in Section 2.5(c).

     "Regulatory Change" means, subsequent to the date of this Agree ment, any adoption or change in United States Federal, state or municipal or foreign law or regulations (including without limitation Regulation D) or the adoption or change or making of any application, interpretation, directive, request or guideline of or under any United States Federal, state or municipal or foreign law or regulations by any court, central bank or Governmental Authority.

     "Required Banks" means, at any time, Banks (one of which shall be the Agent) owed at least 66 2/3% of the sum of Obligations then outstanding and/or the Commitments; provided, however, that, if and so long as there are only two Banks, then "Required Banks" shall mean both of such Banks.

     "Reserve Bond" has the meaning set forth in Section 2.7(e).

     "Reserve Bond Note" has the meaning set forth in Section 2.7(g).

     "Reserve Requirement" means, for Loans bearing interest at the LIBOR Rate, the rate (expressed as a percentage) at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during the Interest Period therefor under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation D).

     "Securities" has the meaning set forth in Recital A.

     "Taxes" means any and all present or future income, stamp, transfer, turnover and other taxes, levies, imposts, duties, charges, fees, deductions or with holdings now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, and any and all interest, penalties, claims or other liabilities arising under or relating thereto, including those on any of the Banks or on payments to be made to or received by any of them from Borrower hereunder.

     "Termination Notice" has the meaning set forth in Section 2.2(h).

     "Trustee" has the meaning set forth in Recital A.

     SECTION 1.2 Construction. In this Agreement, unless expressly specified to the contrary: the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; references to "writing" include printing, typing, lithography and other means of reproducing words in a tangible, visible form; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to articles, sections (or subdivisions of sections), recitals, appendices, exhibits, annexes or schedules are to those of this Agreement; references to agreements and other instruments shall be deemed to include all amendments and other modifications to such agreements and instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Agree ment; references to Persons include their respective permitted successors and assigns and, in the case of Governmental Authorities, Persons succeeding to their respective functions and capacities; and all accounting terms used in this Agreement shall be interpreted, all accounting determinations under this Agreement shall be made and all financial statements required to be delivered under this Agreement shall be prepared in accordance with generally accepted accounting principles as in effect from time to time.

                                   ARTICLE II

                      DEBT SERVICE RESERVE LETTER OF CREDIT

     SECTION 2.1 Commitments. Each Bank irrevocably agrees sever ally, on the terms and conditions contained in this Agreement, to participate in the Debt Service Reserve Letter of Credit in an aggregate amount not to exceed at any time outstanding the amount set forth opposite such Bank's name on the signature pages hereof or, if such Bank has entered into one or more Commitment Transfer Supplements, set forth for such Bank in the register maintained by the Agent (such agreement by such Bank, as the same may be reduced from time to time pursuant to the terms of this Agreement, herein called such Bank's "Commitment").

     SECTION 2.2 Amount and Term of Debt Service Reserve Letter of Credit. (a) Subject to the terms and conditions contained in this Agreement, Initial Bank irrevocably agrees to issue the Debt Service Reserve Letter of Credit on the Closing Date for the account of the Borrower in favor of the Depositary Bank and in the face amount of $24,500,000, subject to reduction, increase and reinstatement as provided hereinafter and in the Debt Service Reserve Letter of Credit. The Debt Service Reserve Letter of Credit shall be issued on the Closing Date.

     (b) [Reserved]

     (c) [Reserved]

     (d) The Debt Service Reserve Letter of Credit shall not be available for any Debt Service Reserve Requirement applicable to Additional Securities without the prior written consent of the Required Banks.

     (e) If the Debt Service Reserve Requirement shall be reduced or increased in accordance with the Indenture and the Depositary Agreement, the

Outstanding Amount of the Debt Service Reserve Letter of Credit shall be reduced or increased, as the case may be, by an amount equal to the amount of such reduction or increase in the Debt Service Reserve Requirement; provided, however, that in no event shall the Outstanding Amount exceed $24,500,000 at any time. Subject to Section 6.1, the Outstanding Amount of the Debt Service Reserve Letter of Credit, as so reduced or increased, shall be reinstated to the extent that Loans are repaid, provided that such reinstatement shall not cause the Outstanding Amount (when added to the balance in the Debt Service Reserve Account) to exceed the Debt Service Reserve Requirement.

     (f) [Reserved]

     (g) The Borrower shall deliver, or cause to be delivered, (i) to each of the Agent and the Trustee, prompt notice of the occurrence of any event resulting in an adjustment to the Debt Service Reserve Requirement, including, in each case, without limitation, pursuant to Section 3.3(c) of the Depositary Agree ment, and (ii) to each of the Agent and the Depositary Bank, the calculation of the Outstanding Amount resulting from the adjustment referred to in clause (i), together with all information reasonably necessary to make such calculation. The Initial Bank shall deliver to the Depositary Bank a notice in the form of Annex 5 to the Debt Service Reserve Letter of Credit to effect a change in the Outstanding Amount of the Debt Service Reserve Letter of Credit. Notwithstanding the foregoing, no notice hereunder need be delivered in the case of any reduction or increase scheduled to occur as set forth on Schedule I to the Depositary Agreement, in effect at the time of such change.

     (h) The Initial Bank shall have the right, upon the occurrence and during the continuance of an Event of Default, to deliver a notice in the form of Annex 2 to the Debt Service Reserve Letter of Credit (a "Termination Notice"). The Outstanding Amount shall not be reinstated upon repayment of any Loans after the delivery by the Initial Bank of a Termination Notice.

     (i) The Agent shall, solely for informational purposes, deliver to the Borrower a copy of any termination notice given to the beneficiary under the Debt Service Reserve Letter of Credit, provided, however, that the Banks' ability to terminate the Debt Service Reserve Letter of Credit shall not be contingent upon the Agent's delivery to the Borrower of such notice and that neither the Agent nor the Banks shall incur any liability whatsoever as a result of the Agent's failure to deliver such notice to the Borrower.

     SECTION 2.3 Participations in Debt Service Reserve Letter of Credit. Immediately upon the issuance of the Debt Service Reserve Letter of Credit, Initial Bank shall be deemed to have sold and transferred to each Bank, and each Bank shall be deemed to have purchased and received from Initial Bank, in each case irrevocably and without any further action by any party, an undivided interest and participation in the Debt Service Reserve Letter of Credit, each Drawing and the other Obligations in respect thereof in an amount equal to the product of (a) a fraction the numerator of which is the amount of the Commitment of such Bank and the denominator of which is the aggregate amount of all of the Commitments and (b) the maximum amount available to be drawn under the Debt Service Reserve Letter of Credit plus outstanding LOC Loans. The Agent shall promptly advise each Bank of any change in the Outstanding Amount or Expiration Date in respect of the Debt Service Reserve Letter of Credit, the cancellation or other termination of the Debt Service Reserve Letter of Credit and any Drawing, provided, however, that failure to provide such notice shall not limit or impair the rights of the Agent hereunder or under the Financing Documents.

     SECTION 2.4 Drawing and Reimbursement. The payment by Initial Bank of a Drawing shall constitute the making by Initial Bank of a loan in the amount of such payment. In the event that a Drawing is not repaid by the Borrower by 10:00 a.m., New York time, on the day of such Drawing, the Agent shall promptly notify each other Bank. Each such Bank shall, on the day of such notification, make a loan to the Borrower, which shall be used to repay the applicable portion of Initial Bank's loan with respect to such Drawing, in an amount equal to the amount of such Bank's participation in such Drawing, for application to repay Initial Bank, and shall deliver to the Agent for Initial Bank's account, on the day of such notification and in immediately available funds, the amount of such loan. In the event that any Bank fails to make available to the Agent for the account of Initial Bank the amount of such loan, Initial Bank shall be entitled to recover such amount on demand from such Bank together with interest thereon at (i) for the first three (3) days of nonpayment, the Federal Funds Rate and
(ii) thereafter, the Federal Funds Rate plus 3%. Each loan by a Bank pursuant to this Section 2.4 shall be deemed a "Loan" under this Agreement.

     SECTION 2.5 Fees. The Borrower shall pay the following fees to the Agent for the respective accounts of the Persons specified below:

     (a) for the account of the Initial Bank, the fee set forth in that certain letter agreement of even date herewith between the Borrower and the Initial Bank payable on the Closing Date;

     (b) if there is more than one (1) Bank, for the account of the Agent, an annual administration fee of $25,000, payable on the Funding Date next succeeding the first date on which there is more than one Bank and on each anniversary thereof;

     (c) to the Agent for the respective accounts of the Banks, an annual letter of credit fee equal to (i) from and including the Closing Date to and excluding the Expiration Date, 2.00% of the Outstanding Amount, and (ii) during the continuance of an Event of Default or following a DSR LOC Note Repayment Date, the rate that would otherwise apply pursuant to clause (i) plus 2.00%, one-fourth of which each such payment is payable in arrears on the Funding Date in each December, March, June and September (each such Funding Date, a "Quarterly Date") following the Closing Date;

     (d) for the account of the Initial Bank, such additional administrative fees and charges (including cable charges) as are generally associated with letters of credit, in accordance with the Initial Bank's standard internal charge guidelines, payable on the next Funding Date under the Depositary Agreement; and

     (e) for the account of the Initial Bank, an annual letter of credit fronting fee equal to 0.20% of the amount by which the Outstanding Amount of the Debt Service Reserve Letter of Credit exceeds the Commitment of the Initial Bank, one-fourth of which is payable on each Quarterly Date.

     Each Bank shall pay to the Agent for the account of the Initial Bank, its pro rata portion (calculated by dividing such Bank's Commitment by the aggre gate of all Commitments) of an annual letter of credit fronting fee equal to 0.20% of the amount by which the Outstanding Amount of the Debt Service Reserve Letter of Credit exceeds the Commitment of the Initial Bank, one-fourth of which is payable on each Quarterly Date.

     SECTION 2.6 Interest. (a) The Borrower shall pay interest on the unpaid principal amount of each Loan resulting from a Drawing, from the date of such Loan until such principal amount has been repaid in full. Such interest shall be paid at a rate per annum equal to (i) so long as no Event of Default has occurred and is continuing, either (x) the sum of the Adjusted Base Rate in effect from time to time plus 1.375% or (y) the sum of the LIBOR Rate in effect from time to time plus 2.00%, and (ii) so long as an Event of Default is continuing, the Adjusted Base Rate plus 3.00% per annum (the "Default Rate"). If the principal amount of a Loan is not repaid in full by the applicable DSR LOC Note Repayment Date and no Event of Default has occurred and is continuing, the Borrower shall pay interest on the unpaid principal amount of such Loan at the Adjusted Base Rate plus 3.00% per annum. Such interest shall be payable semiannually in arrears on each Interest Payment Date pursuant to Sections 3.1(c)(iii) and 3.2 of the Depositary Agreement.

     (b) Each Drawing and each Loan made pursuant to Section 2.4 shall initially bear interest based on the Adjusted Base Rate as in effect from time to time plus 1.375%; provided, however, that prior to the making of any Loan, the Borrower may give the Agent written notice of the Borrower's election that such Loan shall bear interest based on the LIBOR Rate. Such notice shall be irrevocable and shall be effective only if received by the Agent not later than 10:00 a.m. (New York time) three (3) Business Days prior to the occurrence of the Drawing giving rise to such Loan. The Agent shall promptly notify the Banks of the contents of each such notice. Subject to Sections 2.6(d), 2.19 and 2.23, such Loan shall then bear interest based on the LIBOR Rate from the date of such Loan.

     (c) Subject to Sections 2.6(d), 2.19 and 2.23, unless an Event of Default shall have occurred, the Borrower may at any time, upon three Business Days' irrevocable written notice to the Agent, convert (i) any Adjusted Base Rate Loan to a LIBOR Rate Loan or (ii) any LIBOR Rate Loan to an Adjusted Base Rate Loan, provided that a LIBOR Rate Loan may be converted only on the last day of the applicable Interest Period. The Agent shall promptly notify the Banks of the contents of each such notice. In the event that Borrower fails to select the applicable interest rate, within the time period and otherwise as provided in this Section 2.6(c), such Loan (if outstanding as a LIBOR Rate Loan) will be automatically converted into an Adjusted Base Rate Loan on the last day of the then current Interest Period for such Loan or (if outstanding as an Adjusted Base Rate Loan) will remain as, or (if not then outstanding) will be made as, an Adjusted Base Rate Loan.

     (d) The Borrower shall pay to the Agent for the account of each Bank, upon the request of such Bank through the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost or expense which such Bank determines is attributable to any failure for any reason (i) of any LIBOR Rate Loan, pursuant to a notice given under
Section 2.6(b) to occur or (ii) of the Borrower to convert an Adjusted Base Rate Loan from such Bank to a LIBOR Rate Loan as and when specified in the relevant notice given pursuant to Section 2.6(b) or 2.6(c).

     SECTION 2.7 Repayment. (a) The Borrower shall repay the principal amount of each Loan as, when and to the extent monies are available for such purpose pursuant to Section 3.1(c), 3.2 or 3.5 of the Depositary Agreement or Section 3 or 6 of the Intercreditor Agreement. Each Loan shall mature on the applicable DSR LOC Note Repayment Date; provided that the outstanding principal of each such Loan shall only be due and payable as, when and to the extent that monies are available for the purpose of repayment of principal pursuant to Section 3.1(c), 3.2 or 3.5 of the Depositary Agreement and Section 3 or 6 or the Intercreditor Agreement, as applicable.

     (b) Subject to Section 2.7(c), the Initial Bank shall reduce the Outstanding Amount by the outstanding principal amount of each Loan.

     (c) Subject to Sections 2.2 and 6.1, the Initial Bank shall, upon receipt of written notice from the Borrower, reinstate the Outstanding Amount to the extent of any repayment or prepayment of the principal amount of any Loan.

     (d) [Reserved]

     (e) Notwithstanding the foregoing provisions of this Section 2.7, if (i) 50% or more of the principal amount of any Loan remains outstanding on or after the fifth (5th) anniversary of the Drawing giving rise to such Loan or (ii) the principal amount of any Loan remains outstanding on or after ten (10) years from the Closing Date, the Agent may, subject to the approval of the Required Banks and upon thirty (30) days' prior written notice to the Borrower, the Depositary Bank and the Trustee, convert any Loan into a substitute loan (such converted Loan, a "Reserve Bond").

     (f) Each Reserve Bond shall (i) amortize on a Mortgage Basis, (ii) finally mature on the Final Maturity Date and (iii) bear interest at a fixed rate equal to the higher of (x) the interest rate last applicable to the Loan converted into such Reserve Bond and (y) the then current (at the time of conversion of the Loan to such Reserve Bond) rate of interest on U.S. Treasury Notes with an average life most comparable to the remaining average life of the Securities plus the higher of (A) 2.50% and (B) the spread over U.S. Treasury Notes applicable to the Securities on the Closing Date.

     (g) Upon the expiration of the thirty (30) day period specified in Section 2.7(e), or such shorter period agreed to by the Agent and the Borrower, the Agent shall deliver to the Borrower the Note (marked canceled) evidencing the Loan which is to be converted into a Reserve Bond and the Borrower shall deliver to the Agent an appropriately completed Reserve Bond Note substantially in the form of Exhibit D (each a "Reserve Bond Note").

                  (h) The Borrower shall pay interest and principal on each Reserve Bond in arrears on each Payment Date in accordance with Sections 3.1(c)(iii) and 3.2 of the Depositary Agreement.

                  (i) Upon any prepayment of a Reserve Bond, whether due to an optional or mandatory redemption, acceleration or otherwise, the Borrower shall pay to the Agent for the benefit of the Banks such amount as will be sufficient to compensate all the Banks for any breakage costs incurred in connection with any interest rate protection agreement or similar arrangement entered into with respect to the Reserve Bonds being repaid in accordance with Section 3.1(c) of the Depositary Agreement.

     SECTION 2.8 Prepayments. (a) The Borrower may, at any time and from time to time on any Business Day, upon prior written notice to the Agent not later than 11:00 a.m., New York time, at least two (2) Business Days before the day of any prepayment of the Loans, such notice stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay without premium or penalty (except as provided in Section 2.7(i)) the outstanding principal amounts of the Loans in whole or in part, together with accrued interest to the date of such prepayment on the principal amount prepaid. The Loans (including Reserve Bonds) are subject to prepayment pursuant to Sections 3.1(c) and 3.5 of the Depositary Agreement and Sections 3 and 6 of the Intercreditor Agreement.

     (b) The Borrower agrees to indemnify each Bank and hold each Bank harmless from any direct loss (but excluding any indirect, consequential or incidental loss or damage), cost or out-of-pocket expense which such Bank incurs as a result of a prepayment of any Loan bearing interest at the LIBOR Rate on a date which is not the last day of an Interest Period applicable thereto.

     (c) All prepayments made hereunder shall be applied by the Agent and the Banks against the principal amount of outstanding Loans (i) as long as no Event of Default has occurred and is continuing, in the order as specified by Bor rower or, in the absence of such specification, in the order such Loans were made, and (ii) after an Event of Default has occurred in the order as specified by the Agent or, in the absence of such specification, in the order such Loans were made.

     SECTION 2.9 Security. The Obligations shall be secured by the Security Documents, the rights and remedies in respect of which shall be exercised pursuant to the Intercreditor Agreement.

     SECTION 2.10 Payments. (a) The Borrower shall make each payment hereunder and under the Notes and the Reserve Bond Notes not later than 10:00 a.m., New York time, on the day when due in United States dollars to the Agent at its address set forth in Section 9.2, in immediately available funds. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal (including reimbursement of Drawings), interest or fees ratably (other than amounts payable for the account of the Agent or the Initial Bank pursuant to Section 2.5(a), (b), (d) or (e) or payable pursuant to Section 9.4) to the Banks and like funds relating to the payment of any other amount payable to any Bank to such Bank, in each case to be applied in accordance with the terms of this Agreement.

     (b) Unless the Agent receives notice from the Borrower before the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date, and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due to such Bank. If and to the extent that the Borrower has not so made such payment in full to the Agent, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date on which such Bank repays such amount to the Agent (i) for the first three (3) days of non-repayment, at the Federal Funds Rate and (ii) thereafter, at the Federal Funds Rate plus 3%.

     SECTION 2.11 Computation of Interest and Fees. All computations of interest and fees hereunder shall be made on the basis of a year of three hundred sixty
(360) days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each calculation and each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

     SECTION 2.12 Payments on Non-Business Days. Whenever any payment hereunder or under any Note or Reserve Bond Note is stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be. If no due date is specified for the payment of any amount payable by Borrower hereunder, such amount shall be due and payable not later than ten (10) Business Days after receipt by Borrower of written demand from Agent for payment thereof.

     SECTION 2.13 Sharing of Payments, Etc. If any Bank obtains any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of its Commitment or the Loans made by it (other than pursuant to Section 9.4) in excess of its ratable share of such payments obtained by all of the Banks, then such Bank shall be deemed to have received such payment as agent for and on behalf of all the Banks and shall immediately advise the Agent of the receipt of such funds and promptly transmit the amount thereof to the Agent for prompt distribution among the Banks as provided for in this Agreement and such funds transmitted to the Agent shall be credited as a payment by the Borrower under this Agreement; provided that such Bank so transmitting funds to the Agent shall not be deemed to have received, and the Borrower shall be deemed not to have made to such Bank (to the extent funds are transmitted to the Agent) any payment transmitted to the Agent by such Bank pursuant to this Section 2.13.

     SECTION 2.14 Evidence of Debt. (a) The indebtedness of the Borrower resulting from all Loans made by each Bank from time to time shall be evidenced by an appropriate notation on the schedule, or a continuation thereof, to the Debt Service Reserve Letter of Credit Promissory Note substantially in the form of Exhibit B (each a "Note"), delivered by the Borrower to such Bank.

     (b) The books and accounts of the Agent shall be conclusive evidence, absent manifest error, of the amounts of all Drawings, Loans, fees, interest and other amounts advanced, due, outstanding, payable or paid pursuant to this Agreement or any Note.

     SECTION 2.15 Increased Debt Service Reserve Letter of Credit Costs. If, after the date hereof, any introduction of or change in any Applicable Law (including for purposes hereof, any directive guideline or requirement of any Governmental Authority (whether or not having the force of law)) or in the interpretation thereof by any Governmental Authority charged with the administration thereof either (a) imposes, modifies or makes applicable any reserve, special deposit or similar requirement against letters of credit issued by, or assets held by, or deposits or other liabilities in or for the account of, the Agent or any Bank or (b) imposes on the Agent or any Bank any other condition regarding this Agreement, the Agent, such Bank or the Debt Service Reserve Letter of Credit, and the result of any event referred to in the preceding clause (a) or (b) is to increase the cost to the Agent or such Bank of issuing or maintaining the Debt Service Reserve Letter of Credit, reduce the amount of any payment receivable by the Agent or such Bank hereunder or reduce the rate of return on any Bank's capital as a consequence of its obligations hereunder below that which such Bank would have achieved but for such circumstance, then, in each such case, upon demand by the Agent or such Bank, the Borrower shall pay to the Agent or such Bank, from time to time as specified thereby, on the appropriate Funding Dates under the Depositary Agreement, additional amounts sufficient to compensate the Agent or such Bank for such increased costs, reduction in payments receivable or reduction in rate of return. A certificate as to any such additional amount or amounts submitted by a Bank, through Agent, to Borrower and the other Banks shall certify that similar demands have been made to other customers of such Bank which are subject to similar provisions and shall, in the absence of manifest error, be final and conclusive. In determining such amount, a Bank may use any reasonable averaging and attribution methods. Notwithstanding the foregoing, Borrower shall only be obligated to compensate any Bank or Agent for any amount described in this
Section 2.15 arising or occurring during (i) any time period commencing not more than 90 days prior to the date on which such Bank notifies Agent and Borrower that such Bank or Agent proposes to demand such compensation and (ii) any time period during which, because of the unannounced retroactive application of such statute, regulation or other basis, such Bank could not have known that such amount might arise or accrue.

     SECTION 2.16 Capital Adequacy. If the Agent or any Bank reason ably determines that compliance with any Applicable Law (including for purposes hereof, any directive guideline or requirement of any Governmental Authority (whether or not having the force of law)) affects or would affect the amount of capital required or expected to be maintained by the Agent or such Bank or any corporation controlling the Agent or such Bank and that the amount of such capital is increased by or based upon the existence of such Bank's Commitment or the issuance of the Debt Service Reserve Letter of Credit or outstanding Loans, then, upon demand by the Agent or such Bank, the Borrower shall pay to the Agent or such Bank, from time to time as specified thereby, additional amounts sufficient to compensate the Agent or such Bank in light of such circumstances, to the extent that the Agent or such Bank reasonably determines such increase in capital to be allocable to the existence of such Bank's Commitment or the issuance of the Debt Service Reserve Letter of Credit or such Loans. A certificate as to any such additional amount or amounts submitted by a Bank, through Agent, to Borrower and the other Banks shall certify that similar demands have been made to other customers of such Bank which are subject to similar provisions and shall, in the absence of manifest error, be final and conclusive. In determining such amount, a Bank may use any reasonable averaging and attribution methods. Notwithstanding the foregoing, Borrower shall only be obligated to compensate any Bank or Agent for any amount described in this Section 2.16 arising or occurring during (i) any time period commencing not more than 90 days prior to the date on which such Bank notifies Agent and Borrower that such Bank or Agent proposes to demand such compensation and (ii) any time period during which, because of the unannounced retroactive application of such statute, regulation or other basis, such Bank could not have known that such amount might arise or accrue.

     SECTION 2.17 Taxes. (a) Payments by Borrower to each of the Banks under this Agreement and the Notes will be made free and clear of and without deduction for Taxes, other than Taxes based on or measured by the net income or receipts of such Bank (including franchise taxes imposed in lieu of net income or receipts taxes) imposed by (x) the United States federal government, (y) the jurisdiction where such Bank is organized or has its principal office or transacts business or (z) the jurisdiction of the branch of such Bank maintaining any Loan or the branch of Agent through which it renders its services as Agent ("Excluded Taxes"). If Borrower is required by law to deduct Taxes (other than Excluded Taxes) from such a payment, then the sum payable under the instrument to which the payment relates will be increased so that there is no diminution in the amount any Bank actually receives on account of the deduction.

     (b) Borrower hereby indemnifies and holds harmless each Bank from and against, and agrees to reimburse each Bank on an after-tax basis (computed taking into account any deductions or other benefits available for federal income tax purposes for the Bank if it is a United States taxpayer and any deductions and benefits available for income tax purposes in any jurisdiction in which such Bank is a taxpayer) on demand for, any and all Taxes paid or incurred by such Bank in connection with the transactions contemplated by this Agreement; provided, how ever, that the foregoing indemnity does not cover Excluded Taxes. Reimbursement on an "after-tax basis" means on a basis such that the Bank is made whole after taking into account income taxes that the Bank will owe on the indemnity or reimbursement payment in any jurisdiction and any related tax benefits. Nothing in this paragraph shall interfere with the right of any Bank to arrange its tax affairs in whatever manner it thinks fit and, in particular, no Bank is under any obligation to claim a deduction or other benefit relating to these transactions ahead of any other claim, relief, credit, deduction or other benefit to which it is entitled. The applicable Bank shall promptly give written notice to Borrower (but in no event later than sixty (60) days) after such Bank has actual knowledge of the imposition of any Taxes subject to indemnification hereunder; provided, however, that failure to give such notice within such sixty
(60) day period will not relieve Borrower of the obligation to indemnify such Bank in accordance with the terms hereof, except to the extent of interest that would have been avoided had the notice been given prior to the end of such sixty
(60) day period.

     (c) All payments made by the Borrower to each of the Banks under this Agreement and the Notes will be made without setoff, counterclaim or other defense.

     (d) (i) Borrower will provide evidence that all Taxes imposed on payments under this Agreement, any Loan or the Notes have been fully paid to the appropriate authorities by delivering official receipts or notarized copies to Agent within thirty (30) days after payment. Borrower will compensate any Bank that has to pay any Taxes because Borrower failed to timely furnish such evidence; provided, that prior to paying such Taxes, such Bank shall have notified Borrower of its intent to make such payment.

         (ii) If Borrower so requests promptly in writing after receipt of any notice under this Section 2.17, such Bank will contest in good faith the Taxes at Borrower's expense, keep Borrower fully informed about the progress of the contest, consult in good faith with Borrower's counsel regarding conduct of the contest, and not compromise or otherwise settle the contest without Borrower's consent (which shall not be unreasonably withheld or delayed); provided that the Bank may in its sole discretion select the forum for the contest and determine whether the contest will be by resisting payment of the Taxes or by paying the Taxes and seeking a refund; provided, further, that the Bank will be under no obligation to contest unless (V) if the Bank requests, Borrower has provided the Bank an opinion of independent tax counsel selected by Borrower and reasonably acceptable to the Bank to the effect that there is a reasonable basis for the contest, (W) the amount in controversy is at least $75,000, (X) the Bank has received satisfactory indemnification and security for any liability, loss, cost or expense arising out of the contest (including, but not limited to, all reasonable legal and accounting fees and expenses, penalties, interest and additions to tax), (Y) if requested by the Bank, Borrower has admitted in writing its duty to indemnify the Bank for the Taxes if the contest is lost (but such admission shall not preclude Borrower from raising a defense to liability if a court of competent jurisdiction has rendered a decision articulating the cause of such Taxes, and the cause is not one for which Borrower is responsible under this Section 2.17), and (Z) if the contest is conducted in a manner that requires paying all or part of the Taxes, Borrower has paid the amount required.

         (iii) If Borrower so requests within ten (10) days of notice to Borrower of the imposition of any Taxes on payments to any of the Banks of a type not generally imposed on United States or foreign lenders making loans of the types contemplated hereunder, such Banks shall (consistent with legal and regulatory restrictions) comply with Section 2.20 hereof.

     (e) Prior to the first Interest Payment Date, each Bank agrees that it will deliver to Agent and Borrower (A) either (i) a letter stating that it is incorpo rated under the laws of the United States of America or a state thereof or (ii) if it is not so incorporated, two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that such Bank is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (B) an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax. If any Bank delivers to Borrower and Agent a Form 1001 or 4224 and Form W-8 or W-9 pursuant to the immediately preceding sentence, it shall deliver to Borrower and Agent two further copies of such Form 1001 or 4224, and Form W-8 and W-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to Borrower, and such extensions or renewals thereof as may reasonably be requested by Borrower, certifying in the case of a Form 1001 or 4224 that such Bank is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would other wise be required that renders all such forms inapplicable or that would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank advises Borrower that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax.
The provisions of this Section 2.17(e) shall apply to any successor holder of a Note.

     (f) Notwithstanding the foregoing, if (A)(i) any Bank has previously delivered to Borrower and Agent a Form 4224 or successor applicable form and
(ii) by virtue of any action taken or not taken voluntarily by such Bank, such Bank is not lawfully entitled to deliver a subsequent Form 4224 or applicable successor form solely as a result of such Bank's failure to be engaged in the active conduct of a trade or business in the United States or a determination that all amounts to be paid to such Bank hereunder are not effectively connected to such trade or business or (B) any Bank fails to provide any form required under
Section 2.17(e) hereof at a time when such Bank is qualified to provide such form, Borrower shall be under no obligation to compensate or indemnify such Bank under this Section 2.17 or otherwise with respect to any Tax required to be paid or withheld under United States federal income tax law that would not have been required to be paid or withheld had such Bank so delivered such Form 4224, applicable successor form or other form.

     (g) Notwithstanding anything contained in this Section 2.17, Borrower shall not be required to indemnify or reimburse any Bank who has failed to make available to Agent its portion of any Loan on the date required to be made available to Agent pursuant to this Agreement after Agent has made written demand upon such Bank for such payment for any additional documentary stamp taxes or intangibles taxes incurred by such Bank solely as a result of such failure.

     SECTION 2.18 Change of Law. (a) Notwithstanding any other provision of this Agreement, if any Regulatory Change, or compliance by any Bank with any Regulatory Change, makes it unlawful or impossible for any Bank to make, maintain or continue its proportionate interest in any Debt Service Reserve Letter of Credit, then such Bank shall promptly give notice together with evidence thereof to Borrower and Agent, and Borrower shall pay forthwith all amounts outstanding, accrued or payable under this Agreement to such Bank and cause such Bank to be released from all obligations of such Bank under this Agreement.

     (b) A Bank shall (consistent with legal and regulatory restrictions) designate a different lending office for the Loans (or commitments therefor) or its participation in the Debt Service Reserve Letter of Credit affected pursuant to this Section 2.18 before giving any notice to Borrower and Agent pursuant to this Section 2.18 if such designation will avoid the need for giving such notice and will not, in the sole opinion of such Bank, be disadvantageous to such Bank, except that such Bank shall have no obligation to designate a lending office located in the United States of America. If Borrower so requests within ten (10) days of receipt of the notice referred to above (which notice is based on circumstances not generally applicable to United States or foreign lenders making loans of the types contemplated hereunder), such Bank shall (consistent with legal and regulatory restrictions) comply with Section 2.20 hereof.

     SECTION 2.19 Non-Availability. (a) If at any time dollar deposits in the principal amount of any Bank's proportionate interest in, or obligation under, any Loan bearing interest at the LIBOR Rate are not available to such Bank in the London interbank market for the next Interest Period, such Bank shall so notify Agent, who shall so notify Borrower, and the obligation of such affected Bank to make or continue, or to convert Loans into Loans bearing interest based on the LIBOR Rate shall be immediately suspended and during such suspension be converted into an obligation to do the same with respect to Loans bearing interest at the Adjusted Base Rate; provided, however, that outstanding Loans bearing interest at the LIBOR Rate shall be converted into Loans bearing interest at the Adjusted Base Rate on the last day of the then current Interest Period applicable to such Loans.

     (b) If at any time the Interest Rate then in effect based on the LIBOR Rate does not adequately and fairly reflect, in the reasonable judgment of any Bank, the cost for such Bank of advancing or maintaining its respective proportionate interest in any Loan bearing interest at the LIBOR Rate during any Interest Period, then such Bank shall notify Agent, who shall so notify Borrower, and interest on such Bank's proportionate share of the Loans shall for any subsequent Interest Period accrue at the Adjusted Base Rate.

     (c) If Borrower so requests after the suspension of a Bank's obligation to make Loans bearing interest at the LIBOR Rate under this Section 2.19 for at least ten (10) consecutive Business Days based on circumstances not generally applicable to United States or foreign lenders making loans of the types contem plated hereunder, such Bank shall (consistent with legal and regulatory restrictions) comply with Section 2.20 hereof.

     SECTION 2.20 Assignments by Banks. If (i) a Bank is required to comply with this Section 2.20 after a request from Borrower pursuant to Section 2.17, 2.18 or 2.19 or (ii) Borrower requests that the provisions of this Section 2.20 apply to a Bank within ten (10) days after it receives a notice from Agent that (A) such Bank has failed to make available to Agent its portion of any Loan on the date required to be made available to Agent pursuant to this Agreement after Agent has made written demand upon such Bank for such payment or (B) such Bank has provided Agent with notice that such Bank shall not make available to Agent such portion of any Loan required to be made available to Agent pursuant to this Agree ment or (C) such Bank has failed to reimburse the Agent pursuant to the terms of this Agreement, such Bank shall assign all or a part of its proportionate share of the Loans and its commitment to make Loans to a replacement Bank (which may be, but is not required to be, one of the other Banks) designated by Borrower; provided that any assignment or transfer made by a Bank to a replacement Bank shall satisfy the following conditions: (i) Borrower shall promptly pay when due all reasonable fees and expenses which such Bank incurs in connection with such transfer or assignment and (ii) any assignment of all or part of the Loans or obligations shall be made without recourse, representation or warranty, and Borrower shall cause the replace ment Bank to pay to Agent for the account of the assigning Bank in immediately available funds all amounts outstanding or payable under this Agreement to each Bank assigning its interest in the Loans.

     SECTION 2.20A. Mitigation Provision. Each Bank and the Initial Bank agree that as promptly as practicable after it has made a determination to make a claim for amounts under Section 2.7(i), 2.8(b), 2.15, 2.16 or 2.17 with respect to events or conditions arising after the date hereof, it shall notify the Borrower of the same and use commercially reasonable efforts (consistent with legal and regulatory restrictions and such Bank's or the Initial Bank's, as relevant, internal policies) to mitigate the effect of such provisions on the Borrower, including (i) in the case of Sections 2.15, 2.16 or 2.17, efforts to make, fund, issue or maintain its Loans or the Debt Service Reserve Letter of Credit, as relevant, through another office of such Bank or the Initial Bank as relevant and (ii) in the case of Sections 2.7(i) or 2.8(b), efforts to reemploy amounts held by such Bank, (x) if as a result thereof the additional moneys which would otherwise be required to be paid to such Bank pursuant to any of such provisions of this Agreement would be reduced, or the illegality or other adverse circumstances which would otherwise require a prepayment of such Loans or the suspension of the issuance of, or of drawings under, the Debt Service Reserve Letter of Credit pursuant to any of such provisions would cease to exist, and (y) if, as determined by such Bank or the Initial Bank, as relevant, in good faith, the making, funding, issuing or maintaining of such Loan or the Debt Service Reserve Letter of Credit, or the making of drawings under the Debt Service Reserve Letter of Credit as relevant, through such other office would not otherwise adversely affect such Bank or the Initial Bank, as relevant.

     SECTION 2.21 Reduction in Commitments/Loans. The Borrower shall have the right to refinance all Commitments and all of the outstanding Loans, if any, and all of the outstanding Reserve Bonds, if any, in whole but not in part, without premium or penalty upon at least ten (10) days' prior written notice to the Agent; provided, however, that the Borrower agrees to indemnify each Bank and hold each Bank harmless from any direct loss (but excluding any indirect, conse quential or incidental loss or damage), cost or out-of-pocket expense which such Bank incurs as a result of a refinancing pursuant to this Section 2.21 of any Loan bearing interest at the LIBOR Rate on a date which is not the last day of an

Interest Period applicable thereto. In any refinancing of such Commitments, the Borrower shall cause the Debt Service Reserve Letter of Credit to be released and returned to the Initial Bank.

     SECTION 2.22 Right of Set-off. Borrower hereby authorizes Agent and only Agent, upon the occurrence and during the continuance of any Event of Default, at any time and from time to time, without notice to Borrower or any Person other than the Collateral Agent (any such notice being hereby expressly waived by Borrower to the extent it may legally do so) to set off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final) at any time held, and other indebtedness at any time owing, by any Banks in any of their offices, wherever located (whether such deposits or indebtedness be in dollars or in any other currency), to or for the credit or the account of Borrower against any and all of the Obligations and liabilities of Borrower now or hereafter existing under this Agree ment, irrespective of whether or not the Agent shall have made any demand hereunder or thereunder and although such Obligations may be contingent or unmatured.

     SECTION 2.23 Minimum Amounts. (a) Anything in this Agreement to the contrary notwithstanding, the aggregate principal amount of Loans bearing interest based on the LIBOR Rate shall be in an amount at least equal to $1,000,000 or in multiples of $500,000 in excess thereof and, if any Loans bearing interest based on the LIBOR Rate would otherwise be in a lesser principal amount for any period, such Loans shall bear interest based on the Adjusted Base Rate during such period.

     (b) Not more than six (6) Loans bearing interest at the LIBOR Rate may be outstanding at one time.

                                   ARTICLE III

                              CONDITIONS PRECEDENT

     SECTION 3.1 Conditions Precedent to Issuance of Debt Service Reserve Letter of Credit. The obligation of the Initial Bank to issue the Debt Service Reserve Letter of Credit is subject to the follow conditions precedent:

     (a) the Agent shall have received the following, each dated on or before the Closing Date unless otherwise specified below, in form and substance satisfactory to the Agent and in the number of originals or photostatic copies reasonably required by the Agent:

         (i) this Agreement and the Notes duly executed by the Borrower;

         (ii) the Indenture duly executed by the parties thereto;

         (iii) the Depositary Agreement, the Intercreditor Agreement and each of the other Security Documents duly executed by the parties thereto;

         (iv) written opinions of counsel, as to such matters as the Agent may reasonably request; and

         (v) a certificate of the Depositary Bank as to the incumbency and specimen signatures of the officers of the Depositary Bank authorized to make drawings, to execute and present certificates under the Debt Service Reserve Letter of Credit, and otherwise communicate with the Agent with respect thereto;

     (b) all agreements referred to in Sections 3.1(a)(i), (ii) and (iii) remain in full force and effect;

     (c) the Borrower shall have paid all accrued fees and expenses (as provided in Sections 2.5 and 9.4) of the Agent and the Banks (including the reason able accrued fees and disbursements of counsel to the Agent and the Banks), to the extent that one or more statements for such fees and expenses have been presented for payment, provided that no such statement shall be required to be delivered in connection with any fee payable on the Closing Date pursuant to
Section 2.5(a);

     (d) all conditions precedent under the Purchase Agreement have been satisfied; and

     (e) the Agent shall have received such other approvals, opinions, evidence and documents as it may reasonably request and which are customary for transactions of the type contemplated by this Agreement.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     SECTION 4.1 Representations and Warranties. The Borrower hereby makes for the benefit of the Agent and the Banks all of the representations and warranties of the Borrower made in the Indenture, in the form of such representations and warranties as they exist on the date of this Agreement and as they may hereafter be amended from time to time, but only to the extent that the incorporation of any such amendments into this Agreement has been consented to in accordance with
Section 9.1. Such representations and warranties are incorporated herein by reference as if set forth at length in this Agreement; provided that any reference to "CE Generation" shall be deemed to be a reference to "Borrower"; each reference to the term "Securities" shall be deemed to include the Obligations; and each reference to the term "Indenture" shall be deemed to be a reference to this Agreement.

                                    ARTICLE V

                                    COVENANTS

     SECTION 5.1 Covenants. So long as any Commitment is in effect, the Debt Service Reserve Letter of Credit is outstanding or the Obligations remain unpaid, unless compliance has been waived in accordance with Section 9.1:

     (a) all of the covenants of the Borrower contained in Article V of the Indenture, together with any schedules referred to therein (in the form of such covenants and schedules as they exist as of the date of this Agreement and as they may hereafter be amended from time to time, but only to the extent that the incorpo ration of any such amendments into this Agreement has been consented to in accordance with Section 9.1), are hereby incorporated and made applicable by reference as if set forth at length in this Agreement; provided that any reference to "CE Generation" shall be deemed to be a reference to "Borrower"; each reference to the term "Securities" shall be deemed to include the Obligations; each reference to the term "Indenture" shall be deemed to be a reference to this Agreement; the phrase "the principal of, premium (if any) and interest on every Security issued hereunder in accordance with the terms hereof and thereof" in Section 5.1 of the Indenture shall be deemed to refer to all Obligations; and each reference to the Trustee shall be deemed to be a reference to the Agent and the Banks, and the Borrower shall observe and perform all of such incorporated covenants; and

     (b) the Borrower will not without the prior written approval of the Required Banks terminate, amend or otherwise modify any provision of the Inden ture, the Depositary Agreement or any Security Document if such termination, amendment or other modification would affect the priority of payments from the Revenue Account under the Depositary Agreement in a manner adverse to the Agent or any Bank (it being acknowledged that the issuance of Additional Securities and the execution and delivery of a Supplemental Indenture in connection therewith shall not be deemed to affect the priority of payments from the Revenue Account), increase the interest rate on the Initial Securities (or any Additional Securities after their issuance) other than in accordance with
Section 2.2(b) of the Indenture or any comparable provision relating to said Additional Securities, amend the principal payment dates of the Initial Securities (or any Additional Securities after the date of their issuance) in a manner adverse to the Agent or any Bank, or change the voting requirements under the Intercreditor Agreement in a manner adverse to the Agent or any Bank.

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

     SECTION 6.1 Defaults and Remedies. If any one of the following events (each an "Event of Default") shall occur and be continuing:

     (a) any amount in respect of fees, costs or expenses due by Borrower under this Agreement shall not be paid in full within fifteen (15) days following delivery of notice thereof to Borrower;

     (b) any amount due by Borrower in respect of interest on any Loan shall not be paid in full within fifteen (15) days after its due date;

     (c) any amount due by Borrower in respect of the principal of or interest on any Reserve Bond shall not be paid in full within fifteen (15) days after its due date (taking into account the applicable amortization of such Reserve Bond);

     (d) any amount due by Borrower in respect of principal of any Loan shall not be paid to the Agent within fifteen (15) days after its due date as provided in Section 2.7(a);

     (e) [Reserved]

     (f) any representation or warranty made by or on behalf of the Borrower in this Agreement (including by incorporation by reference), or in any certificate furnished to the Agent or the Banks shall prove to have been false or misleading in any respect as of the time made, confirmed or furnished and the inaccuracy has had or is reasonably expected to have a Material Adverse Effect and such misrepresentation shall continue uncured for thirty (30) or more days from the date an Authorized Officer of Borrower obtains actual knowledge thereof; provided that if the Borrower commences and diligently pursues efforts to cure the factual situation resulting in such misrepresentation within such thirty
(30) day period, the Borrower may continue to effect such cure of the misrepresentation and such misrepresentation shall not be deemed an Event of Default for an additional sixty (60) days so long as the Borrower is diligently pursuing such cure;

     (g) any provision of the Indenture, the Depository Agreement or any Security Document is terminated, amended or otherwise modified without the prior written approval of the Required Banks if such termination, amendment or other modification would affect the priority of payments from the Revenue Account under the Depositary Agreement in a manner adverse to the Agent or any Bank (it being acknowledged that the issuance of Additional Securities and the execution and delivery of a Supplemental Indenture in connection therewith shall not be deemed to affect the priority of payments from the Revenue Account), increase the interest rate on the Initial Securities (or any Additional Securities after their issuance) other than in accordance with Section 2.2(b) of the Indenture or any comparable provision relating to said Additional Securities, amend the principal payment dates of the Initial Securities (or any Additional Securities after the date of their issuance) in a manner adverse to the Agent or any Bank, or change the voting requirements under the Intercreditor Agreement in a manner adverse to the Agent or any Bank and the same shall continue uncured for sixty
(60) or more days after an Authorized Officer or the Borrower has actual knowledge of the same; provided that if the Borrower commences and diligently pursues efforts to cure such default within such sixty (60) day period, the Borrower may continue to effect such cure of the default (and such default shall not be deemed an "Event of Default" hereunder) for an additional thirty (30) days so long as the Borrower is diligently pursuing such cure;

     (h) the Borrower shall fail to perform or observe any covenant or agreement contained in Sections 5.3(a), 5.13, 5.14, 5.15, 5.16, 5.17 and 5.19 of the
Indenture as incorporated in Section 5.1(a) of this Agreement or in Section 5.1(b) of this Agreement, and such failure shall continue uncured for thirty
(30) or more days after an Authorized Officer of the Borrower has actual knowledge of such failure at any time after all outstanding amounts due in respect of the Securities shall have been paid in full and the Indenture is no longer in effect;

     (i) the Borrower shall fail to perform or observe any of its covenants contained (including by incorporation by reference) in any other provision of this Agreement (other than those referred to in paragraphs (a), (b), (c), (e), (f), (g) and (h) above) and such failure shall continue uncured for sixty (60) or more days after an Authorized Officer of the Borrower has actual knowledge of such failure; provided that if the Borrower commences and diligently pursues efforts to cure such default within such sixty (60) day period, the Borrower may continue to effect such cure of the default (and such default shall not be deemed an "Event of Default" hereunder) for an additional thirty (30) days so long as the Borrower is diligently pursuing such cure; or

     (j) an "Event of Default" under clause (b), (c), (d), (e), (f), (g), (h),
(i), (j) or (k) of Section 6.1 of the Indenture shall occur and be continuing until the earlier of the expiration of thirty (30) days or an acceleration under the Indenture;

then, and in any such event, the Agent shall at the request of the Required Banks take one or more of the following actions, (i) by notice to the Borrower and the Secured Parties, declare the Commitments to be terminated, whereupon the same shall forthwith terminate and after giving forty five (45) days' written notice to the beneficiary of such outstanding Debt Service Reserve Letter of Credit and the lapse of the time period required prior to termination by such Debt Service Reserve Letter of Credit, terminate the Debt Service Reserve Letter of Credit, or (ii) declare the Obligations, all interest thereon and all other amounts payable under this Agreement, the Notes and the Reserve Bonds to be forthwith due and payable, whereupon the Obligations, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower or (iii) terminate the ability of the Borrower to cause reinstatement of the Outstanding Amount through the reimbursement of Drawings, as contemplated by the terms hereof.

                                   ARTICLE VII

                            CHARACTER OF OBLIGATIONS

     SECTION 7.1 Obligations Absolute. The Obligations shall be absolute, unconditional and irrevocable and shall not be affected or impaired under any circumstances whatsoever, including the following circumstances:

     (a) any lack of validity or enforceability of any provision of any Transaction Document;

     (b) any amendment or waiver of, or any consent to departure from, any provision of any Transaction Document;

     (c) the existence of any claim, setoff, defense or other right that the Borrower may have at any time against the Trustee, any other beneficiary of the Debt Service Reserve Letter of Credit (or any Person for whom the Trustee or any such beneficiary may be acting), any Bank, the Agent or any other Person, whether in connection with any Transaction Document, the transactions contemplated thereby or any unrelated transaction;

     (d) any statement or signature in any certificate or other document presented under the Debt Service Reserve Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect, or any such statement being untrue or inaccurate in any respect whatsoever;

     (e) any exchange, release or nonperfection of any Collateral or other collateral, or any release, amendment or waiver of or consent to departure from any Transaction Document or any guaranty for any of the Obligations;

     (f) payment by a Bank under the Debt Service Reserve Letter of Credit against presentation of a draft or certificate that does not comply with the terms of the Debt Service Reserve Letter of Credit;

     (g) any issuance of additional Permitted Indebtedness (including Additional Securities) under the Indenture; and

     (h) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

     SECTION 7.2 Limited Liability of Agent and Banks. As among the Borrower, the Agent and the Banks, Borrower assumes all risks of the acts or omissions of the beneficiaries of the Debt Service Reserve Letter of Credit with respect to the use of the Debt Service Reserve Letter of Credit. Neither the Agent nor any Bank nor any of their respective officers, directors, employees or agents shall be liable or responsible for (a) the use that may be made of the Debt Service Reserve Letter of Credit or any acts or omissions of any beneficiaries of the Debt Service Reserve Letter of Credit in connection with the Debt Service Reserve Letter of Credit; (b) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted in connection with the Debt Service Reserve Letter of Credit or of any endorsement thereon, even if such document or endorsement should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (c) payment by Initial Bank against presentation of any document that does not comply with the terms of the Debt Service Reserve Letter of Credit, including failure of any document to bear any reference or adequate reference to the Debt Service Reserve Letter of Credit; or (d) any other circumstance whatsoever in making, delaying to make or failing to make payment under the Debt Service Reserve Letter of Credit; provided, however, that the Borrower shall have a claim against Initial Bank, and Initial Bank shall be liable to the Borrower, to the extent of any direct, as opposed to consequential, damages suffered by the Borrower that the Borrower proves were the result of Initial Bank's willful misconduct or gross negligence in paying under the Debt Service Reserve Letter of Credit or Initial Bank's willful or grossly negligent failure to pay under the Debt Service Reserve Letter of Credit after the presentation to it by the beneficiary of a draft and certificate strictly complying with the terms and conditions of the Debt Service Reserve Letter of Credit (unless Initial Bank in good faith believed itself (based upon an opinion of counsel) to be prohibited by law or legal authority from making such payment). In furtherance and not in limitation of the foregoing, Initial Bank may accept any document that appears on its face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

                                  ARTICLE VIII

                                    THE AGENT

     SECTION 8.1 Authorization and Action. Each Bank hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by the Credit Documents (including enforcement of and collection under any Credit Document), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Banks, and such instructions shall be binding upon all Banks and all holders of Notes; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to any Credit Document or applicable law. In performing its function and duties hereunder, Agent shall act solely as the agent of the Banks and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower or any other party to any Transaction Document.

     SECTION 8.2 Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with any Credit Document, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent (a) may treat any Bank that has signed a Commitment Transfer Supplement as the holder of the applicable portion of the Obligations; (b) may consult with legal counsel (including counsel for the Borrower or any Affiliate), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations made in or in connection with any Transaction Document; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Transaction Document on the part of the Borrower or any Affiliate or to inspect the property (including the books and records) of the Borrower or any Affiliate thereof; (e) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Transaction Document or any other instrument or document furnished pursuant hereto or thereto; and (f) shall incur no liability under or in respect of any Transaction Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier or otherwise) believed by it to be genuine and signed or sent by the proper party or parties.

     SECTION 8.3 Initial Bank and Affiliates. With respect to its Commitment and participation in the Debt Service Reserve Letter of Credit, the Initial Bank shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include Initial Bank in its individual capacity. Initial Bank and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower, any Affiliate thereof and any Person that may do business with or own securities of the Borrower or any Affiliate thereof, all as if Initial Bank were not the Agent and without any duty to account therefor to the Banks.

     SECTION 8.4 Bank Credit Decision. Each Bank acknowledges that it has, independently and without reliance on the Agent or any other Bank and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance on the Agent or any other Bank and based on such documents and information as it deems appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

     SECTION 8.5 Indemnification. The Banks agree to indemnify the Agent (to the extent not promptly reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to the respective principal amounts of the Obligations then held by each of them and/or the respective amounts of their Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever that may at any time (including without limitation at any time following the payment of any Obligations or termination of this Agreement) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of any Transaction Document or any action taken or omitted by the Agent under any Transaction Document; provided, however, that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank agrees to reimburse the Agent promptly upon demand for its ratable share of any costs and expenses payable by the Borrower under Section 9.4, to the extent that the Agent is not reimbursed for such costs and expenses by the Borrower.

     SECTION 8.6 Successor Agent. The Agent may resign at any time by giving written notice thereof to the Banks and the Borrower and may be removed at any time with or without cause with the written approval of the Required Banks. Upon any such resignation or removal, the Required Banks shall have the right to appoint a successor Agent with the consent of the Borrower, which shall not be unreasonably withheld. If no successor Agent has been so appointed by the Required Banks, and has accepted such appointment, within thirty (30) days after the retiring Agent's giving of notice of resignation or the Required Banks' removal of the retiring

Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent with the consent of the Borrower (which shall not be unreasonably withheld), which successor Agent shall be a commercial bank organized under the laws of the United States of America or of any state thereof and having a combined capital and surplus of at least five hundred million dollars ($500,000,000). Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Transaction Documents. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was agent under this Agreement.

     SECTION 8.7 Collateral. (a) Except as expressly provided herein, the Agent shall have no duty to take any affirmative steps with respect to the collection of amounts payable in respect of the Collateral. The Agent shall incur no liability as a result of any private sale of the Collateral.

     (b) The Banks hereby consent, and agree upon written request by the Agent to execute and deliver such instruments and other documents as the Agent may deem desirable to confirm such consent, to the release of the Liens on the Collateral, including any release in connection with any sale, transfer or other disposition of the Collateral or any part thereof, in accordance with the Financing Documents.

                                   ARTICLE IX

                                  MISCELLANEOUS

     SECTION 9.1 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any Note, or consent to any departure by the Bor rower therefrom, shall be effective unless in writing and signed or consented to (in writing) by the Required Banks (and, in the case of amendments, the Borrower), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed or consented to (in writing) by all of the Banks, do any of the following: (a) waive any of the conditions specified in Article III; (b) increase the Commitments of the Banks or subject the Banks to any additional obligations; (c) reduce the principal of, or interest on, the Loans or any fees or other amounts payable hereunder; (d) postpone any date fixed for (i) payment of principal of, or interest on, the Loans, (ii) reimbursement of Drawings under the Debt Service Reserve Letter of Credit or (iii) payment of fees or other amounts payable hereunder; (e) change the percentage of the Commitments or of the Loans outstanding, or the number of Banks, required for the Banks or any of them to take any action hereunder; or (f) amend this Section 9.1; and provided further, however, that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Persons required above to take such action, affect the rights or duties of the Agent under this Agreement or any other Credit Document.

     SECTION 9.2 Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including by telecopier) and shall be mailed, telecopied or delivered, if to the Borrower, to it at 302 South 36th Street, Suite 400, Omaha, Nebraska 68131, Attention: Chief Financial Officer, with a copy to General Counsel, telephone (402) 231-1560, telecopier (402) 231-1578; if to any Bank other than the Initial Bank, to it at the address or telecopier number set forth below its name in the Commitment Transfer Supplement by which it became a party hereto; if to the Agent or the Initial Bank, to it at Eleven Madison Avenue, New York, New York, telephone (212) 325-_____, telecopier, (212) 325-_____, Attention: _______________; or, as to each party, to it at such other address or telecopier number as designated by such party in a written notice to the other parties. All such notices and communications shall be deemed received, (a) if personally delivered, upon delivery, (b) if sent by first-class mail, on the third Business Day following deposit into the mails and (c) if sent by telecopier, upon acknowledgment of receipt thereof by the recipient, except that notices and communications to the Agent pursuant to Article 2 or 8 shall not be effective until received by the Agent.

     SECTION 9.3 No Waiver; Remedies. No failure on the part of any Bank or the Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, and no single or partial exercise of any such right shall preclude any other or further exercise thereof or the exercise of any other right. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

     SECTION 9.4 Costs and Expenses. The Borrower agrees to pay on demand on the appropriate Funding Date under the Depositary Agreement (a) all reasonable costs and expenses of the Agent and the Banks in connection with the preparation, execution, delivery, syndication, administration, modification and amendment of this Agreement, the Notes and the other documents to be delivered hereunder, including (i) the reasonable fees and out-of-pocket expenses of one counsel for the Banks with respect thereto and with respect to advising the Agent and the Banks as to their rights and responsibilities, or the perfection, protection or reservation of rights or interests, under this Agreement, the other Transaction Documents and the other documents to be delivered hereunder; and (ii) the reason able fees and expenses of any consultants, auditors or accountants engaged by the Agent with the written consent (which shall not be unreasonably withheld) of the Borrower pursuant hereto and (b) all reasonable costs and expenses of the Agent and the Banks (including reasonable counsel fees and expenses of the Agent and the Banks) in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the other Transaction Documents and the other documents to be delivered hereunder, whether in any action, suit or litigation, any bankruptcy, insolvency or similar proceeding. In addition, the Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of the aforementioned documents, and the Borrower agrees to indemnify and hold the Agent and the Banks harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay any of the foregoing to the extent the Borrower had notice thereof.

     SECTION 9.5 Application of Moneys. If any sum paid or recovered in respect of the Obligations is less than the amount then due, the Agent may apply that sum to principal, interest, fees or any other amount due under this Agreement in such proportions and order and generally in such manner as the Agent shall reasonably determine.

     SECTION 9.6 Severability. Any provision of this Agreement that is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or nonauthorization without invalidating the remaining provisions of this Agreement or affecting the validity, enforceability or authorization of such provision in any other jurisdiction.

     SECTION 9.7 Limitation of Liability. Notwithstanding anything to the contrary contained in this Agreement and the Transaction Documents, the liability and obligation of the Borrower to perform and observe and make good the obligations contained in this Agreement and the Security Documents shall not be enforced by any action or proceeding wherein damages or any money judgment or any deficiency judgment or any judgment establishing any personal obligation or liability shall be sought, collected or otherwise obtained against any officer, director or shareholder or related Person of Borrower or any Secured Party, and the Collateral

Agent, for itself and its successors and assigns, and on behalf of the Secured Parties, irrevocably waives any and all right to sue for, seek or demand any such damages, money judgment, deficiency judgment or personal judgment against any officer, director or shareholder or related Person of the Borrower under or by reason of or in connection with this Agreement and agrees to look solely to the Borrower and the security and Collateral held under or in connection with the Security Documents for the enforcement of such liability and obligation of the Borrower.

     SECTION 9.8 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Agent and the Banks and their respective successors and assigns, except that the Borrower shall not have the right to assign any of its rights and obligations hereunder without the prior written consent of the Required Banks, and, except as provided in Section 9.9, no Bank other than Initial Bank shall have the right to assign any of its rights and obligations hereunder.

     SECTION 9.9 Assignments and Participations. (a) Any Bank may at any time (with the consent of the Borrower, such consent not to be unreasonably withheld or delayed, the consent of the Agent, such consent not to be unreasonably withheld or delayed, and the consent of the Initial Bank) sell to one or more banks or other entities (a "Purchasing Bank") all or any part of its rights and obligations under this Agreement and the Notes (which, except in the case of an assignment to a Person that, immediately before such assignment, was a Bank, shall be equal to at least $5,000,000) pursuant to a Commitment Transfer Supplement, executed by such Purchasing Bank, such transferor Bank, the Agent and the Initial Bank (and, in the case of a Purchasing Bank that is not then a Bank or an Affiliate thereof, the Bor rower). Upon (x) such execution of such Commitment Transfer Supplement, and (y) delivery of a copy thereof to the Borrower and payment of the amount of its participation to the Agent or such transferor Bank, such Purchasing Bank shall for all purposes be a Bank party to this Agreement and shall have all the rights and obliga tions of a Bank under this Agreement, to the same extent as if it were an original party hereto with the commitment percentage as set forth in such Commitment Transfer Supplement, which shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Bank and the resulting adjustment of commitment percentages arising from the purchase by such Purchasing Bank of all or a portion of the rights and obligations of such transferor Bank under this Agreement and the Notes. Upon the consummation of any transfer pursuant to this Section 9.9, the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, replacement Notes are issued to such transferor Bank and new Notes or, as appropriate, replace ment Notes, are issued to such Purchasing Bank, in each case, in principal amounts reflecting their Commitment.

     (b) Any Bank may, from time to time, sell or offer to sell participating interests in any Loans owing to such Bank, any Notes held by such Bank, any Commitment of such Bank or any other interests and obligations of such Bank hereunder, to one or more banks or other entities (each, a "Participant"), on such terms and conditions as may be determined by the selling Bank, without the consent of or notice to the Borrower, and the grant of such participation shall not relieve any Bank of its obligations, or impair the rights of any Bank, hereunder. In the event of any such sale by a Bank of a participating interest to a Participant, such Bank shall remain solely responsible for the performance of such Bank's obligations under this Agreement, such Bank shall remain the holder of any such Notes for all purposes under this Agreement, the Borrower, the Agent and the Initial Bank will continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement and such Bank shall retain the sole right and responsibility to exercise the rights of such Bank, and enforce the obligations of the Borrower, including, without limitation, the right to approve any amendment, modification, supplement or waiver of any provision of any Credit Document and the right to take action under Article 6 hereof and such Bank shall not grant any such Participant any voting rights or veto power over any such action by such Bank under this Agreement (provided that such Bank may agree not to consent to any modification, amendment or waiver of this Agreement, without the consent of the Participant, that would alter the principal of or interest on the Loans, postpone the date fixed for any payment of principal of or interest thereon or extend the term of any Commit ment; provided further that if any Participant refuses to consent to any such modification, amendment or waiver of this Agreement, such Bank may purchase the participating interests from such non-consenting Participant). No Participant shall have any rights under this Agreement to receive payment of principal of or interest on any Loan except through a Bank and as provided in this Section 9.9. The Bor rower agrees that, upon the occurrence and during the continuance of any Event of Default, each Participant shall have the right of set-off in respect of its participating interest in amounts owing under this Agreement and any Notes as set forth in
Section 2.22 hereof to the same extent as if the amount of its participating interest was owing directly to it as a Bank under this Agreement or any Notes. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 hereof with respect to its participation granted hereunder; provided that no Participant shall be entitled to receive any greater amount pursuant to such Sections than the Bank transferring such participation would have been entitled to receive in respect of the amount of the participation transferred to such Participant had no such transfer occurred.

     (c) Any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.9, disclose to the Purchasing Bank or Participant or proposed Purchasing Bank or Participant any information relating to the Borrower furnished to such Bank by or on behalf of the Borrower; provided, however, that prior to any such disclosure, the Person receiving such disclosure shall sign such confidentiality agreements as the Borrower may reasonably request.

     SECTION 9.10 Indemnification. The Borrower agrees to indemnify and hold harmless the Agent and each Bank and, in their capacity as such, each of their respective officers, directors, shareholders, controlling persons, employees, agents and servants (each an "Indemnified Party") from and against any and all claims, damages, losses, liabilities, obligations, penalties, actions, causes of action, judgments, suits, costs, expenses or disbursements (including, without limitation, reasonable attorneys and consultants' fees and expenses) (collectively, "Damages") whatsoever that such Indemnified Party may incur (or that may be claimed against such Indemnified Party by any Person) by reason of
(a) any untrue statement or alleged untrue statement of any material fact concerning the Borrower or the Collat eral, or the omission or alleged omission to state any fact concerning the Borrower or the Collateral necessary to make any such statement, in light of the circumstances under which it was made, not misleading; (b) the issuance, sale or delivery of the Securities and the Notes;
(c) the use of the proceeds of the Securities or any Drawing; (d) any reasonable action taken by such Indemnified Party in protecting and enforcing the rights and remedies of the Agent and the Banks under the Transaction Documents; (e) subject to Section 7.2, the execution, delivery or transfer of, or payment or failure to pay under, the Debt Service Reserve Letter of Credit;
(f) any claim of any Person with respect to any finder's fee, brokerage commission or other similar sum due in connection with any Transaction Document; or (g) any failure by the Borrower to comply with any environmental laws; provided, however, that the Borrower shall not be required to indemnify Initial Bank for any Damages to the extent caused by Initial Bank's willful misconduct or gross negligence in (x) paying under the Debt Service Reserve Letter of Credit or (y) failing to pay under the Debt Service Reserve Letter of Credit after the presentation to it by the Depositary Bank of a draft and certificate strictly complying with the terms and conditions of the Debt Service Reserve Letter of Credit (unless Initial Bank in good faith believed itself (based upon an opinion of counsel) to be prohibited by law or legal authority from making such payment). If any action, suit or proceeding arising from any of the foregoing is brought against any Indemnified Party, such Indemnified Party shall promptly notify the Borrower in writing, enclosing a copy of all papers served, but the omission so to notify the Borrower of any such action shall not relieve it of any liability that it may have to any Indemnified Party otherwise than under this Section 9.10; provided, however, that the Borrower shall not be liable for any settlement of any such action effected without the Borrower's prior written consent. In case any such action shall be brought against any Indemnified Party and it shall notify the Borrower of the commencement thereof, the Borrower shall be entitled to participate in and, to the extent that it shall wish, to assume the defense thereof with counsel reasonably satisfactory to such Indemnified Party, and after notice from the Borrower to such Indemnified Party of the Borrower's election so to assume the defense thereof, the Borrower shall not be liable to such Indemnified Party for any subsequent legal or other expenses attributable to such defense, except as provided below, other than reasonable costs of investigation subsequently incurred by such Indemnified Party in connection with the defense thereof. The Indemnified Party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the employ ment of counsel by such Indemnified Party has been authorized by the Borrower, (ii) the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Borrower and the Indemnified Party in the conduct of the defense of such action (in which case the Borrower shall not have the right to direct the defense of such action on behalf of the Indemnified Party) or (iii) the Borrower shall not in fact have employed counsel reasonably satisfactory to the Indemnified Party to assume the defense of such action. Recoveries under this Section 9.10 shall be subject in all respects to Section 7 of the Intercreditor Agreement to the same extent as if the indemnification provisions herein had been included in Section 12(b) of the Intercreditor Agreement.

     SECTION 9.11 Governing Law. THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE-OF-LAW PRINCIPLES THEREOF.

     SECTION 9.12 Consent to Jurisdiction and Venue. Each of the parties hereto irrevocably (i) agrees that any suit, action or other legal proceeding arising out of or relating to this Agreement may be brought in any court of the State of New York or any court of the United States of America located in the State of New York, (ii) consents, for itself and in respect of its property, to the jurisdiction of each such court in any such suit, action or proceeding and (iii) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. Each of the parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 9.12 shall affect the right of any party hereto to serve legal process in any other manner permitted by law.

     SECTION 9.13 Headings. The section and subsection headings used herein have been inserted for convenience of reference only and do not constitute matters to be considered in interpreting this Agreement.

     SECTION 9.14 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     SECTION 9.15 Waiver of Jury Trial. THE BORROWER, THE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY OF THE CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized, as of the day and year first above written.

                                    CE GENERATION, LLC

                                    By: /s/ Steven A. McArthur
                                        ------------------------------
Commitment
----------
$12,250,000.00                      CREDIT SUISSE FIRST BOSTON,
                                    as Agent, Initial Bank and as a Bank

                                    By: /s/ Sarah Z. Wu
                                        ------------------------------

                                    By: /s/ Markus Christen
                                        ------------------------------

$12,250,000.00                      LEHMAN COMMERCIAL PAPER INC.

                                    By: /s/ William J. Gallagher
                                        ------------------------------

                                    By:
                                        ------------------------------




Signature Page to Debt Service Reserve LOC Reimbursement Agreement

                                                                       Exhibit A

                  Form of Debt Service Reserve Letter of Credit

Credit Suisse First Boston                  Letter of Credit No. TS-06001031
Eleven Madison Avenue                       Irrevocable Standby Credit
New York, New York 10010

Date and Place of Issue:                    Date and Place of Expiry:
New York, New York                          Credit Suisse First Boston,
March 2, 1999                               New York, New York
                                            February 29, 2000

                                            Applicant:
                                            CE Generation, LLC
                                            302 South 36th Street
                                            Suite 400
                                            Omaha, Nebraska 68131

Beneficiary:                                Amount: Up to an aggregate
Chase Manhattan Bank and Trust              of Twenty-four Million Five
Company, National Association,              Hundred Thousand Dollars
    as Depositary Bank                      (US$24,500,000)
101 California Street, #2725
San Francisco, California 94111
Attn:  Corporate Trust Department

                                            Credit Available With:
                                              Credit Suisse First Boston
                                            By:  Negotiation, Against
                                            Presentation of the Documents
                                            Detailed Herein Drawn on
                                            Credit Suisse First Boston

Ladies and Gentlemen:

We irrevocably authorize you to draw on us for the account of the Applicant in any amount up to an aggregate amount as of any date as set forth on Schedule I hereto but in no event to exceed TWENTY-FOUR MILLION FIVE HUNDRED THOUSAND

UNITED STATES DOLLARS (US$24,500,000.00) (as reduced or reinstated from time to time as set forth in this Letter of Credit, the "Outstanding Amount") available against presentation of a dated drawing request drawn on Credit Suisse First Boston, New York Office, manually signed by an authorized officer of the Beneficiary (who is identified as such) appropriately completed in the form of Annex 1 hereto and sent by the Beneficiary's authorized officer.

The above drawing request and all communications with respect to this Letter of Credit shall be in writing, addressed to us at 5 World Trade Center, 8th Floor, New York, New York, telephone (212) 322-0046, telecopier, (212) 322-2079,
Attention: Trade Services, telex no. ___________, referencing this Letter of Credit No. TS- 06001031 and presented to us by tested telex, delivery in person or facsimile transmission at such address, provided that the original of the above drawing request or such communications, as the case may be, shall be sent to us at such address by overnight courier for receipt by us within three (3) Business Days of the date of any such facsimile transmission.

If the drawing request is presented in compliance with the terms of this Letter of Credit to us at such address by 12:00 noon New York City time on any Business Day, payment will be made not later than 3:00 p.m. New York City time on such day and if such drawing request is so presented to us after 12:00 noon New York City time on any Business Day, payment will be made on the following Business Day not later than 1:00 p.m. New York City time. Payment under this Letter of Credit shall be made in immediately available funds by wire transfer to such account as may be designated by the Beneficiary in the applicable drawing request.

As used in this Letter of Credit, "Business Day" means any day on which commer cial banks located in New York, New York are not required or authorized to remain closed.

This Letter of Credit shall expire on the date of expiry set forth above (the "Stated Expiration Date").

Notwithstanding the foregoing, we may at any time, subject to the provisions of the Debt Service Reserve Letter of Credit and Reimbursement Agreement, dated as of March 2, 1999, among the Applicant, the Banks party thereto and Credit Suisse First Boston, as Agent (the "Debt Service Reserve Letter of Credit and Reimbursement Agreement"), terminate this Letter of Credit by giving the Beneficiary and Chase Manhattan Bank and Trust Company, National Association, as Trustee (in such capacity, the "Trustee") under the Indenture referred to in the Debt Service Reserve

Letter of Credit and Reimbursement Agreement, written notice thereof in the form of Annex 2 hereto by delivery in person or facsimile transmission (with written confirmation by overnight courier for receipt by the Beneficiary and the Trustee within two (2) Business Days) addressed to Chase Manhattan Bank and Trust Company, National Association, at 101 California Street, #2725, San Francisco, California 94111, Attn: Corporate Trust Department, [include telex, telephone and fax numbers], at least forty-five (45) days prior to termination, whereupon the Beneficiary is authorized to draw on us prior to such termination the Outstanding Amount of this Letter of Credit by presentation to us, in the manner and at the address specified in the fourth preceding paragraph, of a drawing request appropriately completed in the form of Annex 1 hereto and sent and signed by the Beneficiary's authorized officer.

This Letter of Credit is effective immediately.

In the event that a drawing request fails to comply with the terms of this Letter of Credit, we shall provide the Beneficiary prompt notice of same stating the reasons therefor and shall upon your instructions hold any non-conforming drawing request and other documents at your disposal or return any non-conforming drawing request and other documents to the Beneficiary at the address set forth above by delivery in person or facsimile transmission (with originals thereof sent by overnight courier for receipt within two (2) Business
Days). Upon being notified that the drawing was not effected in compliance with this Letter of Credit, the Beneficiary may attempt to correct such non-complying drawing request in accordance with the terms of this Letter of Credit.

This Letter of Credit sets forth in full the terms of our undertaking and this undertaking shall not in any way be modified, amended, limited or amplified by reference to any document, instrument or agreement referred to herein, except only defined terms used herein and the drawing requests and certificates referred to herein; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except for such defined terms, drawing requests and certificates.

This Letter of Credit may be assigned upon presentation to us of a signed transfer certificate in the form of Annex 3 accompanied by this Letter of Credit, in which the Beneficiary irrevocably transfers to such transferee all of its rights hereunder, whereupon we agree to either issue a substitute letter of credit to such successor or endorse such transfer on the reverse of this Letter of Credit.

Partial drawings under this Letter of Credit are allowed and each such partial drawing shall reduce the amount thereafter available hereunder for drawings under this Letter of Credit. This Letter of Credit shall be reinstated as provided in Sections 2.2(e) and 2.7(c) of the Debt Service Reserve Letter of Credit and Reimbursement Agreement and we shall so advise the Beneficiary in a certificate in the form of Annex 4 hereto. The Outstanding Amount shall be reduced or increased as provided in Sections 2.7(b) and 2.7(c) of the Debt Service Reserve Letter of Credit and Reimbursement Agreement, subject to reinstatement as provided in the Debt Service Reserve Letter of Credit and Reimbursement Agreement. In addition, the Outstanding Amount shall be reduced as provided in Sections 2.2(e) and 2.2(g) of the Debt Service Reserve Letter of Credit and Reimbursement Agreement to the extent that we so advise the Beneficiary pursuant to a certificate in the form of Annex 5 hereto.

All banking charges, including any advising and negotiating bank charges, are for the account of the Applicant.

All drawing requests under this Letter of Credit must bear the clause:

     "Drawn under Credit Suisse First Boston Letter of Credit Number TS-06001031 dated March 2, 1999."

This Letter of Credit shall not be amended except with the written concurrence of Credit Suisse, the Applicant and the Beneficiary.

We hereby engage with you that a drawing request drawn strictly in compliance with the terms of this Letter of Credit and amendments thereto shall meet with due honor upon presentation.

This Letter of Credit is subject to the Uniform Customs and Practice for Documen tary Credits (1993 Revision in force as from 1st of January 1994), International Chamber of Commerce Publication Number 500 (the "Uniform Customs"). This Letter of Credit shall be deemed to be a contract made under the laws of the State of New York and shall, as to matters not governed by the Uniform Customs, be governed by and construed in accordance with the laws of such State.

We irrevocably agree with you that any legal action or proceeding with respect to this Letter of Credit shall be brought in the courts of the State of New York in the County of New York or of the United States of America in the Southern District of New York. By signing this Letter of Credit, we irrevocably submit to the jurisdiction of such courts solely for the purposes of this Letter of Credit. We hereby waive, to the fullest extent permitted by law, any objection we may now or hereafter have to the laying of venue in any such action or proceeding in any such court.



CREDIT SUISSE FIRST BOSTON



---------------------------
Authorized signature



---------------------------
Authorized signature

                                   SCHEDULE I

                       OUTSTANDING AMOUNT OF DEBT SERVICE
                            RESERVE LETTER OF CREDIT

                                     PART I

     Set forth below for each period indicated is the Outstanding Amount of the Debt Service Reserve Letter of Credit which shall be adjusted in accordance with the terms of the Debt Service Reserve Letter of Credit and Reimbursement Agreement, including, without limitation, Sections 2.2(e), 2.7(b), 2.7(c) and
6.1 thereof. Promptly upon the occurrence of any such adjustment to the Outstanding Amount (other than pursuant to Section 2.7(b) and 2.7(c) of the Debt Service Reserve Letter of Credit and Reimbursement Agreement), the Initial Bank shall prepare a revised version of this Schedule I to reflect such adjustment and a copy of which shall be annexed to the notice delivered pursuant to Section 2.2(g) of the Debt Service Reserve Letter of Credit and Reimbursement Agreement. Notwithstanding anything to the contrary contained herein, no increase in the Debt Service Reserve Requirement occasioned by the issuance of Additional Securities shall result in an increase in the Outstanding Amount without the consent of the banks in accordance with the Debt Service Reserve Letter of Credit and Reimbursement Agreement.

                     Period
----------------------------------------------------

From and including           To and including             Outstanding Amount*
------------------           ----------------             -------------------
June 16, 1999                December 15, 1999            $24,279,160
December 16, 1999            June 15, 2000                $24,279,160
June 16, 2000                December 15, 2000            $24,279,160
December 16, 2000            June 15, 2001                $24,279,160
June 16, 2001                December 15, 2001            $24,279,160
December 16, 2001            June 15, 2002                $24,279,160
June 16, 2002                December 15, 2002            $24,279,160
December 16, 2002            June 15, 2003                $24,178,344
June 16, 2003                December 15, 2003            $24,178,344
December 16, 2003            June 15, 2004                $24,178,344

--------
* Prior to giving effect to any drawings hereunder or reinstatement pursuant to the Debt Service Reserve Letter of Credit and Reimbursement Agreement.

June 16, 2004                December 15, 2004            $24,178,344
December 16, 2004            June 15, 2005                $24,178,344
June 16, 2006                December 15, 2005            $24,178,344
December 16, 2005            June 15, 2006                $24,178,344
June 16, 2006                December 15, 2006            $24,178,344
December 16, 2006            June 15, 2007                $24,178,344
June 16, 2007                December 15, 2007            $24,178,344
December 16, 2007            June 15, 2008                $24,178,344
June 16, 2008                December 15, 2008            $24,178,344
December 16, 2008            June 15, 2009                $23,655,516
June 16, 2009                December 15, 2009            $21,332,688
December 16, 2009            June 15, 2010                $20,876,604
June 16, 2010                December 15, 2010            $19,528,229
December 16, 2010            June 15, 2011                $19,528,229
June 16, 2011                December 15, 2011            $19,528,229
December 16, 2011            June 15, 2012                $19,528,229
June 16, 2012                December 15, 2012            $19,528,229
December 16, 2012            June 15, 2013                $19,528,229
June 16, 2013                December 15, 2013            $19,528,229
December 16, 2013            June 15, 2014                $19,528,229
June 16, 2014                December 15, 2014            $19,528,229
December 16, 2014            June 15, 2015                $19,528,229
June 16, 2015                December 15, 2015            $19,528,229
December 16, 2015            June 15, 2016                $19,528,229
June 16, 2016                December 15, 2016            $19,528,229
December 16, 2016            June 15, 2017                $19,528,229
June 16, 2017                December 15, 2017            $19,528,229
December 16, 2017            June 15, 2018                $19,528,229
June 16, 2018                December 15, 2018            $18,854,114

                                     PART II

     The following table of the outstanding Amount of the Debt Service Reserve Letter of Credit shall be utilized at any time that the interest rate on the Securities has been adjusted pursuant to Section 2.2(b) of the Indenture, and shall be subject to adjustment as described in Part I above.

                      Period
-------------------------------------------------

From and including           To and including             Outstanding Amount*
------------------           ----------------             -------------------

June 16, 1999                December 15, 1999            $25,221,660
December 16, 1999            June 15, 2000                $25,221,660
June 16, 2000                December 15, 2000            $25,221,660
December 16, 2000            June 15, 2001                $25,221,660
June 16, 2001                December 15, 2001            $25,221,660
December 16, 2001            June 15, 2002                $25,221,660
June 16, 2002                December 15, 2002            $25,221,660
December 16, 2002            June 15, 2003                $24,857,844
June 16, 2003                December 15, 2003            $24,857,844
December 16, 2003            June 15, 2004                $24,857,844
June 16, 2004                December 15, 2004            $24,857,844
December 16, 2004            June 15, 2005                $24,857,844
June 16, 2006                December 15, 2005            $24,857,844
December 16, 2005            June 15, 2006                $24,857,844
June 16, 2006                December 15, 2006            $24,857,844
December 16, 2006            June 15, 2007                $24,857,844
June 16, 2007                December 15, 2007            $24,857,844
December 16, 2007            June 15, 2008                $24,857,844
June 16, 2008                December 15, 2008            $24,857,844
December 16, 2008            June 15, 2009                $24,299,766
June 16, 2009                December 15, 2009            $21,941,688
December 16, 2009            June 15, 2010                $21,454,854
June 16, 2010                December 15, 2010            $19,619,129
December 16, 2010            June 15, 2011                $19,619,129

--------
* Prior to giving effect to any drawings hereunder or reinstatement pursuant to the Debt Service Reserve Letter of Credit and Reimbursement Agreement.

June 16, 2011                December 15, 2011            $19,619,129
December 16, 2011            June 15, 2012                $19,619,129
June 16, 2012                December 15, 2012            $19,619,129
December 16, 2012            June 15, 2013                $19,619,129
June 16, 2013                December 15, 2013            $19,619,129
December 16, 2013            June 15, 2014                $19,619,129
June 16, 2014                December 15, 2014            $19,619,129
December 16, 2014            June 15, 2015                $19,619,129
June 16, 2015                December 15, 2015            $19,619,129
December 16, 2015            June 15, 2016                $19,619,129
June 16, 2016                December 15, 2016            $19,619,129
December 16, 2016            June 15, 2017                $19,619,129
June 16, 2017                December 15, 2017            $19,619,129
December 16, 2017            June 15, 2018                $19,619,129
June 16, 2018                December 15, 2018            $18,899,564

                                                                         ANNEX 1

         "Drawn under Credit Suisse First Boston Letter of Credit Number
                        TS-06001031 dated March 2, 1999"

                                 DRAWING REQUEST

                                     [Date]

Credit Suisse First Boston
Eleven Madison Avenue
New York, New York 10010

Attention: Trade Services

Ladies and Gentlemen:

     The undersigned hereby draws on Credit Suisse First Boston Letter of Credit No. TS-06001031 Irrevocable Standby Letter of Credit (the "Letter of Credit") dated March 2, 1999, issued by you in favor of us. Any capitalized term used herein and not defined herein shall have its respective meaning as set forth in the Letter of Credit.

     In connection with this drawing, we hereby certify that:

A) "This drawing in the amount of US$_________________ is being made pursuant to Credit Suisse First Boston Letter of Credit No. TS-06001031 Irrevocable Standby Letter of Credit issued to the Depositary Bank pursuant to Section
     3.3 of the Deposit and Disbursement Agreement, dated as of March 2, 1999, among CE Generation, LLC, the Assignors, Chase Manhattan Bank and Trust Company, National Association, as Collateral Agent, and Chase Manhattan Bank and Trust Company, National Association, as Depositary Bank (as the same may be amended, supplemented or modified from time to time, the "Depositary Agreement")";

     [Use one or more of the following forms of paragraph B, as applicable]

B) "After the transfer of monies on deposit in the Debt Service Reserve Account, there are insufficient monies in the Debt Payment Account on the Payment Date occurring _______________, _____ to pay the [interest] [and] [or] [principal] due on the Securities on such date (each capitalized word being used as defined in the Indenture) (whether due on a Payment Date, at Stated Maturity, at acceleration or otherwise)";

                                       or

B) "You have delivered notice to CE Generation, LLC and the Trustee that the long-term debt rating of Credit Suisse First Boston has fallen below "A" as determined by Standard & Poor's Ratings Group or "A2" as determined by Moody's Investor Services, Inc. and CE Generation, LLC has failed to provide us with a substitute letter of credit from another letter of credit provider within forty-five (45) days of receipt of such notice."

                                       or

B) "The Stated Expiration Date will occur within forty-five (45) days of the date hereof and CE Generation, LLC has failed to deliver a replacement or renewal letter of credit or other security reasonably acceptable to Depositary Bank and security is still required under the terms of the Depositary Agreement."

                                       or

B) "You have delivered to us notice that the Letter of Credit will terminate prior to its stated expiry date of [insert Stated Expiration Date] and CE Generation, LLC has failed to deliver a replacement or renewal letter of credit or other security reasonably acceptable to Depositary Bank not less than five (5) Business Days prior to the termination date as provided in such notice of termination and security is still required under the terms of the Depositary Agreement."

                                       or

B) "You have delivered to us notice that interest on loans made by Credit Suisse First Boston in respect of drawings under the Credit Suisse First Boston Letter of Credit No. TS-06001031 Irrevocable Standby Letter of Credit is now due and payable, and the drawing requested hereunder, together with all drawings under the Letter of Credit in the current calendar year do not exceed $5,000,000 in the aggregate."

C)   "The amount requested to be drawn does not exceed the Outstanding Amount";
     and

D) "You are directed to make payment of the requested drawing to account no. _______ at _____________________________ [insert bank name, address and account number]."

     IN WITNESS WHEREOF, the undersigned has executed and delivered this request on this ___ day of ______________________, ____.

                                         CHASE MANHATTAN BANK AND TRUST
                                         COMPANY, NATIONAL ASSOCIATION

                                         By:______________________________
                                            Name:
                                            Title:

                                                                         ANNEX 2

                    NOTICE OF TERMINATION OF LETTER OF CREDIT

                                     [Date]

Chase Manhattan Bank and Trust Company,
National Association
101 California Street, #2725
San Francisco, California 94111

Attn: Corporate Trust Department

Ladies and Gentlemen:

     Reference is made to Credit Suisse First Boston Letter of Credit No. TS-06001031 Irrevocable Standby Letter of Credit (the "Letter of Credit") dated March 2, 1999, issued by us in your favor.

     This constitutes our notice to you pursuant to the Letter of Credit that the Letter of Credit shall terminate on _________________, ____ [insert a date which is 45 or more days after the date of this notice of termination] (the "Termination Date").

     Pursuant to the terms of the Letter of Credit, you are authorized to draw (pursuant to one or more drawings), prior to the Termination Date, on the Letter of Credit in an aggregate amount that does not exceed the Outstanding Amount (as defined in the Letter of Credit).

                                         Very truly yours,

                                         CREDIT SUISSE FIRST BOSTON

                                         By:
                                            -------------------------------

                                         By:
                                            -------------------------------

                                                                         ANNEX 3

                          TRANSFER OF LETTER OF CREDIT

                                     [Date]

Credit Suisse First Boston
Eleven Madison Avenue
New York, New York 10010
Attention: Trade Services

Gentlemen:

Reference is made to Credit Suisse First Boston Letter of Credit No. TS-06001031 Irrevocable Standby Letter of Credit dated March 2, 1999 originally issued by you in favor of Chase Manhattan Bank and Trust Company, National Association, as Depositary Bank (the "Letter of Credit"). Any capitalized term used herein and not defined shall have its respective meaning as set forth in the Letter of Credit.

For value received, the undersigned, as beneficiary under the Letter of Credit, hereby irrevocably transfers to ____________ (the "Transferee") all rights of the under signed to draw under the Letter of Credit in their entirety.

The Transferee is the successor to the Beneficiary, as Depositary Bank under the Deposit and Disbursement Agreement, dated as of March 2, 1999, among CE Generation, LLC, the Assignors, Chase Manhattan Bank and Trust Company, National Association, as Collateral Agent, Chase Manhattan Bank and Trust Company, National Association, as Depositary Bank (as the same may be amended, supplemented or modified from time to time, the "Depositary Agreement") and all conditions to appointment of such successor set forth in the Depositary Agreement have been satisfied.

By this transfer, all rights of the undersigned, as beneficiary under the Letter of Credit, are transferred to the Transferee, and the Transferee shall have the sole rights with respect to the Letter of Credit relating to any amendments thereof and any notices thereunder. All amendments to the Letter of Credit are to be consented to by the Transferee without necessity of any consent of or notice to the undersigned.

Simultaneously with the delivery of this notice to you, copies of this notice are being transmitted to the Transferee.

The Letter of Credit is returned herewith, and we ask you to either issue a substitute letter of credit for the benefit of the Transferee or endorse the transfer on the reverse thereof, and forward it directly to the Transferee with your customary notice of transfer.

                                            Very truly yours,

                                            CHASE MANHATTAN BANK AND TRUST
                                            COMPANY, NATIONAL ASSOCIATION

                                            By:
                                               --------------------------------
                                               Name:
                                               Title:

                                                                         ANNEX 4

               CERTIFICATE OF REINSTATEMENT OF OUTSTANDING AMOUNT

                                     [Date]

Chase Manhattan Bank and Trust Company,
National Association
101 California Street, #2725
San Francisco, California 94111
Attn: Corporate Trust Department

Ladies and Gentlemen:

     Reference is made to Credit Suisse First Boston Letter of Credit No. TS-06001031 Irrevocable Standby Letter of Credit (the "Letter of Credit") dated March 2, 1999, issued by us in your favor. Any capitalized term used herein and not defined shall have its respective meaning as set forth in the Letter of Credit.

     This constitutes our notice to you pursuant to the Letter of Credit that:

     [use one or more of the following paragraphs]

     We have received repayment of a Loan in accordance with the provisions of the Debt Service Reserve Letter of Credit and Reimburse ment Agreement in the amount of $_______, and, pursuant to Section 2.7(c) of the Debt Service Reserve Letter of Credit and Reimburse ment Agreement, the Outstanding Amount is therefore increased by such amount to $________.

                                       or

     We have received payment of a Loan in accordance with the provisions of the Debt Service Reserve Letter of Credit and Reimburse ment Agreement in the amount of $________. The Debt Service Reserve Requirement has been previously reduced (each capitalized term being used as defined in the Indenture, dated as of

     March 2, 1999, by and between CE Generation, LLC, and ________________, as Trustee (as the same may be amended, supplemented or modified from time to time, the "Indenture")). Accordingly, the Outstanding Amount is hereby increased by $ _____ to $_______ to the extent that such increase shall not cause the Outstanding Amount when added to the aggregate balance in the Debt Service Reserve Account to exceed the Debt Service Reserve Requirement.

                                            Very truly yours,

                                            CREDIT SUISSE FIRST BOSTON

                                            By:
                                               --------------------------------

                                            By:
                                               --------------------------------

                                                                         ANNEX 5

                   CERTIFICATE OF CHANGE OF OUTSTANDING AMOUNT

                                     [Date]

Chase Manhattan Bank and Trust Company,
National Association
101 California Street, #2725
San Francisco, California 94111
Attn: Corporate Trust Department

Ladies and Gentlemen:

     Reference is made to Credit Suisse First Boston Letter of Credit No. TS-06001031 Irrevocable Standby Letter of Credit (the "Letter of Credit") dated March 2, 1999 issued by us in your favor. Any capitalized term used herein and not defined shall have its respective meaning as set forth in the Letter of Credit. Reference is also made to that certain Deposit and Disbursement Agreement, dated as of March 2, 1999 (as the same may be amended, supplemented or modified from time to time, the "Depositary Agreement"), among, among others, us and you, in your capacity as Depositary Bank.

     This constitutes our notice to you pursuant to the Letter of Credit that we have been advised by the Applicant that:

     The Debt Service Reserve Requirement (as defined in the Depositary Agreement) has been [reduced/increased] by the amount of $__________. Accordingly, pursuant to Section 2.2(e) of the Debt Service Reserve Letter of Credit and Reimbursement Agreement, the Outstanding Amount is [reduced/increased] by $____________ to $_____________ as set forth on
     Schedule I annexed hereto.

                                    Very truly yours,

                                    CREDIT SUISSE FIRST BOSTON

                                    By:_______________________________

                                    By:_______________________________

                                                                       EXHIBIT B

              DEBT SERVICE RESERVE LETTER OF CREDIT PROMISSORY NOTE

$24,500,000.00                                             New York, New York
                                                           ____________, 1999


     FOR VALUE RECEIVED, the undersigned, CE GENERATION, LLC, a Delaware limited liability company (the "Borrower"), hereby unconditionally promises to pay to the order of Credit Suisse First Boston (the "Bank") the lesser of (i) the principal sum of Twenty-four million five hundred thousand dollars ($24,500,000.00) and (ii) the aggregate unpaid principal amount of the Loans made by the Bank to the Borrower under the Debt Service Reserve LOC Reimbursement Agreement referred to below, on the dates and in the amounts specified therein.

     The Borrower further promises to pay interest on the daily unpaid principal amount hereof from time to time outstanding on the dates and at the rates specified in the Debt Service Reserve LOC Reimbursement Agreement (as herein defined). This Note is hereby expressly limited so that in no contingency or event, whether by reason of acceleration of the maturity of any indebtedness evidenced hereby or otherwise, shall the interest contracted for or charged or received by the Bank exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the Bank in excess of the maximum lawful amount, the interest payable to the Bank shall be reduced to the maximum amount permitted under applicable law, and the amount of interest for any subsequent period, to the extent less than that permitted by applicable law, shall to that extent be increased by the amount of such reduction.

     Each holder hereof is irrevocably authorized to endorse on the schedule attached hereto, or on a continuation thereof, the date each such interest payment is due and the amount of each such interest payment determined in accor dance with the Debt Service Reserve LOC Reimbursement Agreement. All such notations shall constitute prima facie evidence of the accuracy of the information so recorded and be enforceable against the Borrower with the same force and effect as if such amounts were each set forth in a separate note executed by the Borrower.

     All payments due hereunder shall be made without setoff, counter claim or deduction of any nature to Credit Suisse First Boston, as Agent, at Eleven Madison Avenue, New York, New York 10010, in lawful money of the United States of America and in immediately available funds, or at such other place and in such other manner as may be specified by the Agent pursuant to the Debt Service Reserve LOC Reimbursement Agreement.

     Each holder hereof is irrevocably authorized to endorse on the schedule attached hereto, or on a continuation thereof, the date and amount of each Loan made to the Borrower and each payment or prepayment of principal thereof, provided that the failure of such holder to make, or any error in making, any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Debt Service Reserve LOC Reimbursement Agreement. All such notations shall constitute prima facie evidence of the accuracy of the information so recorded and be enforceable against the Borrower with the same force and effect as if such amounts were each set forth in a separate note executed by the Borrower.

     This Note is the "Note" of the Borrower to the Bank referred to in, evidences each Loan made by the Bank to the Borrower under, is subject to the provisions of, and entitles its holder to the benefits of, the Debt Service Reserve Letter of Credit and Reimbursement Agreement, dated as of March 2, 1999 (the "Debt Service Reserve LOC Reimbursement Agreement"), among the Borrower, the Bank and the other banks parties thereto, and Credit Suisse First Boston, as agent for the Bank and such other banks, as the same may be amended, supplemented or otherwise modified from time to time and to which reference is hereby made for a more complete statement of the terms and conditions under which each Loan evidenced hereby is to be made and repaid. Capitalized terms in this Note that are not specifically defined herein shall have the meanings ascribed to them in the Debt Service Reserve LOC Reimbursement Agreement.

     The Debt Service Reserve LOC Reimbursement Agreement provides for, among other things, the acceleration of the maturity of the unpaid principal amount hereof upon the occurrence of certain stated events and for voluntary prepayments in certain circumstances and upon certain terms and conditions. The obligations of the Borrower under the Debt Service Reserve LOC Reimbursement Agreement and this Note are secured by, and the holder hereof is entitled to the benefit of, the Security Documents.

     In addition to any and all costs, fees and expenses for which the Borrower is liable under the Debt Service Reserve LOC Reimbursement Agreement, the Borrower promises to pay all reasonable costs and expenses, including reason able attorneys' fees and disbursements, incurred in the collection and enforcement hereof or any appeal of any judgment rendered hereon.

     The Borrower hereby expressly waives diligence, presentment, protest, demand, dishonor, nonpayment and notice of every kind to the fullest extent permitted by applicable law. No failure or delay by any holder of this Note to exercise any right or remedy under this Note or any other document or instrument entered into pursuant to the Debt Service Reserve LOC Reimbursement Agreement shall operate or be construed as a waiver or modification hereof or thereof.

     This Note shall be binding upon the successors and assigns of the Borrower and shall inure to the Bank and its successors, endorsees and assigns. If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITH OUT REFERENCE TO THE CHOICE-OF-LAW PRINCIPLES THEREOF.

     Borrower hereby expressly and irrevocably agrees and consents that any suit, action or proceeding arising out of or related to this Note may be instituted in any state or federal court (at Bank's option) sitting in the County of New York, State of New York, and, by the execution and delivery of this Note, Borrower expressly waives any objection which it may have now or hereafter to the venue or to the jurisdiction of any such suit, action or proceeding, and irrevocably submits generally and unconditionally to the jurisdiction of any such court in any such suit, action or proceeding.

     All excise tax due on this Note has been paid by the Borrower.

                                         CE GENERATION, LLC

                                         By:
                                            ----------------------------------

                                         Name:
                                              --------------------------------

                                         Title:
                                               -------------------------------

                                    SCHEDULE


                        Amount                                              Total
                       and Date              Date Interest                 Principal
        Principal    of Principal  Unpaid      payment        Amount        Amount
         Amount        Paid or    Principal      is        of Interest     of Loans        Notation
Date     of Loan       Prepaid     Balance       Due           Due        Outstanding       Made By















                                                                       EXHIBIT C

                     Form of Commitment Transfer Supplement

     COMMITMENT TRANSFER SUPPLEMENT, dated as of the date set forth in Item 1 of
Schedule I hereto, among each Transferor Bank set forth in Item 2 of Schedule I hereto (each, a "Transferor Bank"), each Purchasing Bank set forth in Item 3 of
Schedule I hereto (each, a "Purchasing Bank"), and Credit Suisse First Boston, as the Initial Bank and as Agent under the Debt Service Reserve Letter of Credit and Reimbursement Agreement described below.

                               W I T N E S S E T H

     WHEREAS, this Commitment Transfer Supplement being executed and delivered in accordance with Section 9.9 of the Debt Service Reserve Letter of Credit and Reimbursement Agreement, dated as of March 2, 1999, by and among (i) CE Generation, LLC, a Delaware limited liability company ("Borrower"), (ii) Credit Suisse First Boston, in its individual capacity as initial bank (the "Initial Bank"), and the other Banks named therein (collectively, the "Banks"), and (iii) Credit Suisse First Boston, as agent for the Banks ("Agent") (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the "Debt Service Reserve LOC Reimbursement Agreement"; terms defined therein being used herein as therein defined); and

     WHEREAS, each Purchasing Bank (if it is not already a Bank party to the Debt Service Reserve LOC Reimbursement Agreement) desires to become a Bank party to the Debt Service Reserve LOC Reimbursement Agreement; and

     WHEREAS, each Transferor Bank is selling and assigning to its respective Purchasing Bank, certain rights, obligations and commitments under the Debt Service Reserve LOC Reimbursement Agreement;

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     1. Upon receipt by Agent of [ ] ([ ]) fully executed originals of this Commitment Transfer Supplement, to each of which is attached a fully completed
Schedule I, Schedule II and Schedule III, and each of which has been executed by each Transferor Bank, each Purchasing Bank and any other Person required by the Debt Service Reserve LOC Reimbursement Agreement to execute this Commitment Transfer Supplement, Agent will transmit to Borrower, each Transferor Bank and each Purchasing Bank a Transfer Effective Notice, substantially in the form of Schedule IV hereto (a "Transfer Effective Notice"). Such Transfer Effective Notice shall set forth inter alia, the date on which the transfer effected by this Commitment Transfer Supplement shall become effective (the "Transfer Effective Date"), which date shall be the date hereof. From and after the Transfer Effective Date each Purchasing Bank shall be a Bank party to the Debt Service Reserve LOC Reimbursement Agreement for all purposes thereof.

     2. Each Purchasing Bank shall pay to each of its respective Transferor Banks an amount equal to the purchase price, as agreed between such Transferor Bank and each such Purchasing Bank and set forth on Schedule II hereto (the "Purchase Price"), of the portion being purchased (such Purchasing Bank's "Purchased Percentage") by such Purchasing Bank of the outstanding Loans and other amounts owing to the respective Transferor Bank under the Debt Service Reserve LOC Reimbursement Agreement and the Notes (the "Outstanding Obliga tions"). Each Purchasing Bank shall pay the appropriate Purchase Price to each of its respective Transferor Banks, in immediately available funds, at or before 12:00 noon, local time of the appropriate Transferor Bank, on the first Business Day of the month in which the Transfer Effective Date occurs. Effective upon the Transfer Effective Date each Transferor Bank hereby irrevocably sells, assigns and transfers to each of its respective Purchasing Banks, without recourse, representation or warranty other than as set forth in Section 8 hereof, and each such Purchasing Bank hereby irrevocably purchases, takes and assumes from each of its respective Trans feror Banks, such Purchasing Bank's Purchased Percentage of the Commitment, presently outstanding Loans and other amounts owing to each such Transferor Bank under the Debt Service Reserve LOC Reimbursement Agreement and the Notes, together with all instruments, documents and collateral security pertaining thereto.

     3. Each Transferor Bank has made arrangements with each of its respective Purchasing Banks with respect to (a) the portion, if any, to be paid, and the date or dates for payment, by such Transferor Bank to each of its respective Purchasing Banks of any fees heretofore received by such Transferor Bank pursuant to the Debt Service Reserve LOC Reimbursement Agreement prior to the Transfer Effective Date and (b) the portion, if any, to be paid, and the date or dates for payment, by each such Purchasing Bank to each Transferor Bank, or by each such Transferor Bank to each Purchasing Bank, of fees or interest received by each such Purchasing Bank or each such Transferor Bank, as the case may be, pursuant to the Debt Service Reserve LOC Reimbursement Agreement from and after the Transfer Effective Date. Any interest, accrued from and after the Transfer Effective Date, with respect to principal of the Loans for which the Purchase Price has yet to be paid under Section 2 above, shall accrue for the benefit of the appropriate Transferor Bank to the extent of the Adjusted Base Rate and shall accrue for the benefit of the appropriate Purchasing Bank to the extent of the applicable interest rate less the Adjusted Base Rate.

     4. (a) All principal payments that would otherwise be payable from and after the Transfer Effective Date to or for the account of any Transferor Bank pursuant to the Debt Service Reserve LOC Reimbursement Agree ment and the Notes shall, instead, be payable to or for the account of the appropriate Transferor Banks and the appropriate Purchasing Banks, as the case may be, in accordance with their respective interests as reflected in this Commitment Transfer Supplement.

         (b) Except as otherwise agreed as set forth in Section 3 hereof, all interest, fees and other amounts that would otherwise accrue for the account of any Transferor Bank from and after the Transfer Effective Date pursuant to the Debt Service Reserve LOC Reimbursement Agreement and the Notes shall, instead, accrue for the account of, and be payable to, the appropriate Transferor Banks and the appropriate Purchasing Banks, as the case may be, in accordance with their respective interests as reflected in this Commitment Transfer Supplement. In the event that any amount of interest, fees, or other amounts accruing prior to the Transfer Effective Date was included in the Purchase Price paid by any Purchasing Bank, the appropriate Transferor Bank and such Purchasing Bank will make appro priate arrangements for payment by such Transferor Bank to such Purchasing Bank of such amount upon receipt thereof from Borrower.

     5. On or prior to the Transfer Effective Date, each Transferor Bank will deliver to Agent its Note[s]. On or prior to the Transfer Effective Date, Borrower will deliver to Agent new Notes for each Purchasing Bank and each Transferor Bank, in each case in principal amounts reflecting, in accordance with the Debt Service Reserve LOC Reimbursement Agreement, their respective "Revised Commitment Percentage" or "New Commitment Percentage", as the case may be and as set forth in Schedule III hereto, of the Commitment or, as appropriate, their then outstanding shares of the Outstanding Obligations (as adjusted pursuant to this Commitment Transfer Supplement). Promptly after the Transfer Effective Date, Agent will send to each Transferor Bank and Purchasing Bank its new Notes[s] with the superseded Note[s] of each Transferor Bank attached to the new Note[s] (or if more than one new Note[s], the superseded Note[s] attached to one of such new Note(s) and copies thereof attached to all other new Note[s]).

     6. Concurrently with the execution and delivery hereof, the Transferor Banks will provide to each Purchasing Bank (if it is not already a Bank party to the Debt Service Reserve LOC Reimbursement Agreement) copies of all documents delivered to the Transferor Banks evidencing satisfaction of the condi tions precedent set forth in the Debt Service Reserve LOC Reimbursement Agreement.

     7. Each of the parties to this Commitment Transfer Supplement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Commitment Transfer Supplement.

     8. By executing and delivering this Commitment Transfer Supplement, each Transferor Bank and each of its respective Purchasing Banks confirm to and agree with each other, Agent, the Initial Bank and Banks as follows: (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, each such Transferor Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connec tion with the Debt Service Reserve LOC Reimbursement Agreement or the execu tion, legality, validity, enforceability, genuineness, sufficiency or value of the Debt Service Reserve LOC Reimbursement Agreement, the Notes or any other instrument or document furnished pursuant thereto, (b) each such Transferor Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance or observance by Borrower of any of its obligations under the Debt Service Reserve LOC Reimbursement Agreement, the Notes or any other instrument or document furnished pursuant hereto, (c) each such Purchasing Bank confers that it has received a copy of the Debt Service Reserve LOC Reimbursement Agreement, together with copies of such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Commitment Transfer Supplement, (d) each such Purchasing Bank will, independently and without reliance upon Agent, its respective Transferor Banks or any other Bank or the Initial Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Debt Service Reserve LOC Reimbursement Agreement, (e) each such Purchasing Bank appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Debt Service Reserve LOC Reimbursement Agreement as are delegated to the Agent by the terms thereof together with such powers as are reasonably incidental thereto and (f) each such Purchasing Bank agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Debt Service Reserve LOC Reimbursement Agreement are required to be performed by it as a Bank.

     9. Schedule III hereto sets forth for each Transferor Bank and each Purchasing Bank the revised Commitment, and/or Commitment Percentage, as the case may be, of each Transferor Bank and each Purchasing Bank, as well as certain administrative information with respect to each Purchasing Bank.

     10. Notwithstanding anything to the contrary in this Commitment Transfer Supplement, if the long-term debt rating of any Purchasing Bank shall, at any time, be less than a rating of A or the equivalent thereof by S&P or A2 or the equivalent thereof by Moody's, then the Initial Bank may, in its sole and absolute discretion, purchase all or any part (as designated by the Initial
Bank) of such Purchasing Bank's participating interest hereunder (the "Purchased Interests") (which, if in part, may be limited to the Purchasing Bank's participating interest in the rights and obligations of the Initial Bank under, and in connection with, one or more Debt Service Reserve Letters of Credit, including, without limitation, the obligations to pay the Initial Bank if it is not reimbursed by Borrower in immediately available funds for any drawings under such Debt Service Reserve Letter of Credit and to make certain loans, if any, provided to be made under the Debt Service Reserve LOC Reimbursement Agreement in the event of certain drawings under such Debt Service Reserve Letter of Credit, all in accordance with the Debt Service Reserve LOC Reimbursement Agreement) by providing such Purchasing Bank with at least two Banking Days' prior notice of such purchase and making a payment to such Purchasing Bank for all outstanding amounts owing to it hereunder or pursuant to the Debt Service Reserve LOC Reimbursement Agreement in respect of the Purchased Interests on the date of such purchase as set forth in such notice. Upon any such purchase of all of a Purchasing Bank's participating interest hereunder, such Purchasing Bank shall no longer have any rights or obligations as a Purchasing Bank hereunder or as a Bank under the Debt Service Reserve LOC Reimbursement Agreement or under any other instruments or documents furnished pursuant thereto. The Initial Bank may, in its sole and absolute discretion, retain for its own account and/or sell its interest in all or any portion of the Purchased Interests.

     11. THIS COMMITMENT TRANSFER SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

     12. This Commitment Transfer Supplement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same document.

     13. Execution of this Commitment Transfer Supplement by Agent and Borrower as set forth below shall constitute any consent of such Person required pursuant to Section 9.9 of the Debt Service Reserve LOC Reimbursement Agree ment.

     IN WITNESS WHEREOF, the parties hereto have caused this Commitment Transfer Supplement to be executed by their respective duly authorized officers on
Schedule I hereto as of the date set forth in Item 1 of Schedule I hereto.

                                                        SCHEDULE I TO COMMITMENT
                                                             TRANSFER SUPPLEMENT

                          COMPLETION OF INFORMATION AND
                            SIGNATURES FOR COMMITMENT
                               TRANSFER SUPPLEMENT

       Re:  Debt Service Reserve Letter of Credit
            and Reimbursement Agreement, dated as
            of March 2, 1999, with CE Generation, LLC, as Borrower.

Item 1      Date of Commitment                        [Insert date of
            Transfer Supplement:                      Commitment
                                                      Transfer Supplement]

Item 2      Transferor:                               [Insert names of
                                                      Transferor Banks]

Item 3      Purchasing Banks:                         [Insert names of
                                                      Purchasing Banks]

Item 4      Signatures of Parties
            to Commitment Transfer
            Supplement:



                                            ---------------------------------,
                                            as a Transferor Bank

                                            By:
                                               ---------------------------------
                                                 Name:

                                                 Title:

                                            ---------------------------------,
                                            as a Purchasing Bank

                                            By:
                                               ---------------------------------
                                                 Name:
                                                 Title:

                                                                      SCHEDULE I
                                                                     (Continued)


                                    Credit Suisse First Boston,
                                    as the Initial Bank and Agent

                                    By:
                                       ---------------------------------
                                         Name:
                                         Title:

                                    By:
                                       ---------------------------------
                                         Name:
                                         Title:

CONSENTED TO AND ACKNOWLEDGED:

CE GENERATION, LLC

         By:
            ---------------------------------
              Name:
              Title:

ACCEPTED FOR RECORDATION IN REGISTER:

CREDIT SUISSE FIRST BOSTON,
as Agent

         By:
            ---------------------------------
              Name:
              Title:

         By:
            ---------------------------------
              Name:
              Title:

                                                       SCHEDULE II TO COMMITMENT
                                                             TRANSFER SUPPLEMENT

                                 PURCHASE PRICES

                                    Names of
                                 Transfer Banks


=========================================================================================================
--------------------------------------------------------------------------------
Names of                   [Insert name of           [Insert name of            [Insert name of
Purchasing Banks           Transferor Bank]          Transferor Bank]           Transferor Bank]
----------------           ----------------          ----------------           ----------------
-------------------------- ------------------------- -------------------------  -------------------------
[Insert name of            $[Insert Purchase Price]  $[Insert Purchase Price]   $[Insert Purchase Price]
Purchasing Bank]
-------------------------- ------------------------- -------------------------  -------------------------


-------------------------- ------------------------- -------------------------  -------------------------


=========================================================================================================


                                                      SCHEDULE III TO COMMITMENT
                                                             TRANSFER SUPPLEMENT

                 LIST OF LENDING OFFICES, ADDRESSES FOR NOTICES,
                  COMMITMENT AMOUNTS, AND PROPORTIONATE SHARES

======================================================================
Names of Transferor Banks         Revised Maximum Commitment
-------------------------         --------------------------
---------------------------------------------------------------------
[                 ]               $
---------------------------------------------------------------------
[                 ]               $
---------------------------------------------------------------------
Names of Transferor Banks         Revised Commitment Percentage
-------------------------         -----------------------------
---------------------------------------------------------------------
[                 ]                                 %
---------------------------------------------------------------------
                                                    %
---------------------------------------------------------------------
Names of Purchasing Banks         New Maximum Commitment
-------------------------         ----------------------

---------------------------------------------------------------------
[                 ]                                 %
---------------------------------------------------------------------

---------------------------------------------------------------------
Names of Purchasing Banks         Commitment Percentage
-------------------------         ---------------------

---------------------------------------------------------------------
[                 ]                                 %
======================================================================

                                                                    SCHEDULE III
                                                                     (Continued)

[NAME PURCHASING BANK(S)]
Address for Notices:
Attention:
Telex:
Answerback:
Telephone:
Telecopier:




Clearing Account:
-----------------

[Insert Acct.     #]


Eurodollar Lending Office:
--------------------------

[Insert Address]


Domestic Lending Office:
------------------------

[Insert Address]

                                                       SCHEDULE IV TO COMMITMENT
                                                             TRANSFER SUPPLEMENT

                            TRANSFER EFFECTIVE NOTICE

                                                 _________________________, 199_

Transferor Banks:       [            ]

Purchasing Banks:       [            ]

Borrower:  CE Generation, LLC

     The undersigned, as Agent under the Debt Service Reserve Letter of Credit and Reimbursement Agreement, dated as of March 2, 1999 by and among (i) CE Generation, LLC, a Delaware limited liability company ("Borrower"), (ii) Credit Suisse First Boston, as initial bank (the "Initial Bank"), and the other Banks named therein (collectively, the "Banks"), and (iii) Credit Suisse First Boston, as agent for the Banks ("Agent") (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the "Debt Service Reserve LOC Reimbursement Agreement") acknowledge receipt of [ ] ([ ]) copies of the Commit ment Transfer Supplement as described in Annex I hereto, each fully executed. Terms defined in such Commitment Transfer Supplement are used herein as therein defined.

     1. Pursuant to such Commitment Transfer Supplement, you are advised that the Transfer Effective Date will be the date hereof.

     2. Pursuant to such Commitment Transfer Supplement, each Transferor Bank is required to deliver to Agent on or before the Transfer Effective Date its Note[s].

     3. Pursuant to such Commitment Transfer Supplement, Borrower is required to deliver to Agent on or before the Transfer Effective Date the following Notes:

[Describe each new Note for Transferor Bank and Purchasing Bank as to principal amount and payee.]

     4. Pursuant to such Commitment Transfer Supplement each Purchasing Bank is required to pay its Purchase Price, in immediately available funds, to the appropriate Transferor Bank at or before 12:00 noon, local time of the appropriate Transferor Bank, on the first Business Day of the month in which the Transfer Effective Date occurs.

                                            Very truly yours,

                                            Credit Suisse First Boston,
                                            as Agent

                                            By:
                                               ---------------------------------
                                                 Name:
                                                 Title:

                                            By:
                                               ---------------------------------
                                                 Name:
                                                 Title:

                                                                         ANNEX I

                                 INFORMATION FOR
                         COMMITMENT TRANSFER SUPPLEMENT

        Re:   Debt Service Reserve Letter of Credit and
              Reimbursement Agreement, dated as of
              March 2, 1999, with CE Generation, LLC,
              as Borrower

Item 1        Date of Commitment

              Transfer Supplement:               __________________, 199_

Item 2        Transferor Banks:                  [               ]

Item 3        Purchasing Banks:                  [               ]

                                                                       EXHIBIT D

                                RESERVE BOND NOTE

$____________________                                             New York, New
                                                                  York

_________________, 1999


     FOR VALUE RECEIVED, the undersigned, CE GENERATION, LLC, a Delaware limited liability company (the "Borrower"), hereby unconditionally promises to pay to the order of Credit Suisse First Boston (the "Bank") the principal sum of ________________________ dollars ($____________________ ) in respect of Reserve
Bonds advanced by the Bank to the Borrower on the dates and in the amounts specified in the Debt Service Reserve LOC Reimbursement Agreement referred to below.

     The Borrower further promises to pay interest on the daily unpaid principal amount hereof from time to time outstanding on the dates and at the rates specified in the Debt Service Reserve LOC Reimbursement Agreement. This Note is hereby expressly limited so that in no contingency or event, whether by reason of acceleration of the maturity of any indebtedness evidenced hereby or otherwise, shall the interest contracted for or charged or received by the Bank exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the Bank in excess of the maximum lawful amount, the interest payable to the Bank shall be reduced to the maximum amount permitted under applicable law, and the amount of interest for any subsequent period, to the extent less than that permitted by applicable law, shall to that extent be increased by the amount of such reduction.

     Each holder hereof is irrevocably authorized to endorse on the schedule attached hereto, or on a continuation thereof, the date each such interest payment is due and the amount of each such interest payment determined in accor dance with the Debt Service Reserve LOC Reimbursement Agreement. All such notations shall constitute prima facie evidence of the accuracy of the information so recorded and be enforceable against the Borrower with the same force and effect as if such amounts were each set forth in a separate note executed by the Borrower.

     All payments due hereunder shall be made without setoff, counter claim or deduction of any nature to Credit Suisse First Boston, as Agent, at Eleven Madison Avenue, New York, New York 10010, in lawful money of the United States of America and in immediately available funds, or at such other place and in such other manner as may be specified by the Agent pursuant to the Debt Service Reserve LOC Reimbursement Agreement.

     Each holder hereof is irrevocably authorized to endorse on the schedule attached hereto, or on a continuation thereof, the date and amount of each Reserve Bond made to the Borrower and each payment or prepayment of principal thereof, provided that the failure of such holder to make, or any error in making, any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Debt Service Reserve LOC and Reimbursement Agreement. All such notations shall constitute prima facie evidence of the accuracy of the information so recorded and be enforceable against the Borrower with the same force and effect as if such amounts were each set forth in a separate note executed by the Borrower.

     This Note is the "Reserve Bond Note" of the Borrower to the Bank referred to in, evidences each Reserve Bond made by the Bank to the Borrower under, is subject to the provisions of, and entitles its holder to the benefits of, the Debt Service Reserve Letter of Credit and Reimbursement Agreement dated as of March 2, 1999 (the "Debt Service Reserve LOC Reimbursement Agreement") among the Borrower, the Bank and the other banks parties thereto, and Credit Suisse First Boston, as agent for the Bank and such other banks, as the same may be amended, supplemented or otherwise modified from time to time and to which reference is hereby made for a more complete statement of the terms and conditions under which each Reserve Bond evidenced hereby is to be made and repaid. Capitalized terms in this Note that are not specifically defined herein shall have the meanings ascribed to them in the Debt Service Reserve LOC Reimbursement Agreement.

     The Debt Service Reserve LOC Reimbursement Agreement provides for, among other things, the acceleration of the maturity of the unpaid principal amount hereof upon the occurrence of certain stated events and for voluntary prepayments in certain circumstances and upon certain terms and conditions. The obligations of the Borrower under the Debt Service Reserve LOC Reimbursement Agreement and this Note are secured by, and the holder hereof is entitled to the benefit of, the Security Documents.

     In addition to any and all costs, fees and expenses for which the Borrower is liable under the Debt Service Reserve LOC Reimbursement Agreement, the Borrower promises to pay all reasonable costs and expenses, including reason able attorneys' fees and disbursements, incurred in the collection and enforcement hereof or any appeal of any judgment rendered hereon.

     The Borrower hereby expressly waives diligence, presentment, protest, demand, dishonor, nonpayment and notice of every kind to the fullest extent permitted by applicable law. No failure or delay by any holder of this Note to exercise any right or remedy under this Note or any other document or instrument entered into pursuant to the Debt Service Reserve LOC Reimbursement Agreement shall operate or be construed as a waiver or modification hereof or thereof.

     This Note shall be binding upon the successors and assigns of the Borrower and shall inure to the Bank and its successors, endorsees and assigns. If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE-OF-LAW PRINCIPLES THEREOF.

     Borrower hereby expressly and irrevocably agrees and consents that any suit, action or proceeding arising out of or related to this Note may be instituted in any state or federal court (at Bank's option) sitting in the County of New York, State of New York, and by the execution and delivery of this Note, Borrower expressly waives any objection which it may have now or hereafter to the venue or to the jurisdiction of any such suit, action or proceeding, and irrevocably submits generally and unconditionally to the jurisdiction of any such court in any such suit, action or proceeding.

     All excise tax due on this Note has been paid by the Borrower.

                                CE GENERATION, LLC

                                By:_________________________________
                                   Name:____________________________
                                   Title:_____________________________

                                              SCHEDULE


                                                                                        Total
                               Amount                                                 Principal
                Principal     and Date                   Date Interest                  Amount
                 Amount     of Principal      Unpaid        Payment       Amount      of Reserve
    Date       of Reserve      Paid or       Principal        is        of Interest      Bond          Notation
    Made          Bond         Prepaid        Balance         Due           Due       Outstanding       Made By


















